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Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-222998 and 333-222998-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

3.000% Senior Notes due 2030	$650,000,000	$78,780

(1)   Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Prospectus supplement
(To prospectus dated February 13, 2018)

Ventas Realty, Limited Partnership

$650,000,000 3.000% Senior Notes due 2030

Fully and unconditionally guaranteed by Ventas, Inc.

Ventas Realty, Limited Partnership (the "issuer") is offering $650.0 million aggregate principal amount of its 3.000% senior notes due 2030 (the "notes"). The issuer is a wholly owned subsidiary of Ventas, Inc. Ventas, Inc. will unconditionally guarantee the notes on a senior unsecured basis.

The issuer will pay interest on the notes on January 15 and July 15 of each year, commencing on January 15, 2020. Interest on the notes will accrue from August 21, 2019. The notes mature on January 15, 2030.

At any time prior to the date that is three months prior to the maturity of the notes, the issuer may redeem some or all of the notes at a price equal to 100% of their principal amount, together with accrued and unpaid interest, if any, plus a make-whole premium. At any time on or after the date that is three months prior to the maturity of the notes, the issuer may redeem some or all of the notes at a price equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any.

The notes and the related guarantee will be part of the issuer's and Ventas, Inc.'s respective general unsecured obligations, ranking equal in right of payment with all of the issuer's and Ventas, Inc.'s existing and future senior unsecured indebtedness.

Investing in the notes involves risks. See "Risk factors" beginning on page S-8 of this prospectus supplement.

	Per note	Total

Public offering price(1)	99.506%	$646,789,000
Underwriting discounts	0.650%	$4,225,000
Proceeds, before expenses, to the issuer(1)	98.856%	$642,564,000

(1)   Plus accrued interest, if any, from August 21, 2019 if initial settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or any automated dealer quotation system.

The underwriters expect to deliver the notes to purchasers on or about August 21, 2019 only in book-entry form through the facilities of The Depository Trust Company, including direct and indirect participants Clearstream Banking, société anonyme, and Euroclear Banking, S.A./N.V.

Joint Book-Running Managers

J.P. Morgan	Credit Agricole CIB
MUFG	Wells Fargo Securities

Senior Co-Managers

Barclays		BBVA
Credit Suisse	Mizuho Securities	PNC Capital Markets LLC
SMBC Nikko		UBS Investment Bank

Co-Managers

BB&T Capital Markets	BMO Capital Markets	BofA Merrill Lynch
Capital One Securities	Citigroup	Morgan Stanley
RBC Capital Markets	Scotiabank	TD Securities

BNP PARIBAS	Fifth Third Securities
BNY Mellon Capital Markets, LLC	Loop Capital Markets

The date of this prospectus supplement is August 12, 2019.

Prospectus supplement

Prospectus

S-i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information included and incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives general information, some of which may not apply to this offering. To the extent there is a conflict between the information included herein, on the one hand, and the information included or incorporated by reference in the accompanying prospectus, on the other hand, the information herein shall control.

You should read this prospectus supplement, the accompanying prospectus and the additional information described under "Where you can find more information and incorporation by reference."

You should rely only on the information included or incorporated by reference herein, in the accompanying prospectus and in any related free writing prospectus we file with the Securities and Exchange Commission (the "SEC"). Neither we nor the underwriters have authorized anyone to provide you with different information. We and the underwriters will not make an offer of the notes described herein in any jurisdiction where it is unlawful. You should assume that the information included and incorporated by reference herein and in the accompanying prospectus, as well as the information we have previously filed with the SEC, is accurate only as of the date of the document containing such information.

You should not consider any information herein or in the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

Unless otherwise indicated or except where the context otherwise requires:

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references herein to "Ventas," "we," "us," "our" and other similar terms mean Ventas, Inc., a Delaware corporation, together with its consolidated subsidiaries;

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references herein to "Ventas Realty" and "issuer" mean Ventas Realty, Limited Partnership, a Delaware limited partnership; and

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references herein to "Ventas Capital" mean Ventas Capital Corporation, a Delaware corporation.

Prospectus supplement summary

The following summary contains basic information about us, the notes and this offering. Because it is a summary, it is not complete and does not contain all of the information that you should consider before making an investment decision. You should carefully read this summary together with the more detailed information and financial statements and notes thereto included elsewhere or incorporated by reference herein and in the accompanying prospectus. To fully understand this offering, you should read all of these documents.

Ventas

Ventas, an S&P 500 company, is a real estate investment trust ("REIT") with a highly diversified portfolio of seniors housing, research and innovation and healthcare properties located throughout the United States, Canada and the United Kingdom. As of June 30, 2019, we owned approximately 1,200 properties (including properties owned through investments in unconsolidated entities and properties classified as held for sale), consisting of seniors housing communities, medical office buildings ("MOBs"), research and innovation centers, inpatient rehabilitation facilities and long-term acute care facilities, and health systems. We had 17 properties under development, including four properties that are owned by unconsolidated real estate entities. Our company was originally founded in 1983 and is headquartered in Chicago, Illinois.

We primarily invest in seniors housing, research and innovation and healthcare properties through acquisitions and lease our properties to unaffiliated tenants or operate them through independent third-party managers. As of June 30, 2019, we leased a total of 424 properties (excluding properties within our office operations reportable business segment) to various healthcare operating companies under "triple-net" or "absolute-net" leases that obligate the tenants to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures.

As of June 30, 2019, pursuant to long-term management agreements, we engaged independent operators, such as Atria Senior Living, Inc., Sunrise Senior Living, LLC and Eclipse Senior Living, to manage 372 seniors housing communities for us.

Our three largest tenants, Brookdale Senior Living Inc. (together with its subsidiaries, "Brookdale Senior Living"), Ardent Health Partners, LLC and Kindred Healthcare, LLC (formerly Kindred Healthcare, Inc.) leased from us 124 properties (excluding two properties managed by Brookdale Senior Living pursuant to a long-term management agreement), 11 properties and 32 properties, respectively, as of June 30, 2019.

Through our Lillibridge Healthcare Services, Inc. subsidiary and our ownership interest in PMB Real Estate Services LLC, we also provide MOB management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. In addition, from time to time, we make secured and non-mortgage loans and other investments relating to seniors housing and healthcare operators or properties.

We aim to enhance shareholder value by delivering consistent, superior total returns through a strategy of: (1) generating reliable and growing cash flows; (2) maintaining a balanced,

diversified portfolio of high-quality assets; and (3) preserving our financial strength, flexibility and liquidity.

Our ability to access capital in a timely and cost-effective manner is critical to the success of our business strategy because it affects our ability to satisfy existing obligations, including the repayment of maturing indebtedness, and to make future investments. Factors such as general market conditions, interest rates, credit ratings on our securities, expectations of our potential future earnings and cash distributions, and the trading price of our common stock that are beyond our control and fluctuate over time all impact our access to and cost of external capital. For that reason, we generally attempt to match the long-term duration of our investments in real property with long-term financing through the issuance of shares of our common stock or the incurrence of long-term fixed rate debt.

Our principal executive offices are located at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654, and our telephone number is (877) 483-6827. We maintain a website on the Internet at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included herein and in the accompanying prospectus as an inactive textual reference only.

Ventas Realty

Ventas Realty, the issuer, is a wholly owned direct subsidiary of Ventas, Inc. and a limited partnership organized under the laws of the State of Delaware.

Recent developments

  Tender offer

On August 12, 2019, the issuer commenced an offer (the "Tender Offer") to purchase for cash up to $600 million of its 4.250% Senior Notes due 2022 (the "Tender Offer Notes"), subject to the relevant terms and conditions set forth in the Offer to Purchase related to the Tender Offer. The Tender Offer will expire at 5:00 p.m., New York City time, on August 16, 2019, unless the Tender Offer is extended or earlier terminated. As of August 12, 2019, there was $600 million aggregate principal amount of Tender Offer Notes outstanding.

Assuming the conditions of the Tender Offer are satisfied, the maximum aggregate purchase price for the Tender Offer Notes that we accept for purchase will be approximately $632.7 million (excluding accrued interest). If we complete the Tender Offer, the net proceeds of this offering, together with cash on hand and/or borrowings under our unsecured revolving credit facility, will be used to fund the purchase of the Tender Offer Notes pursuant to the Tender Offer. See "Use of proceeds."

Our obligation to accept for payment, and to pay for, any Tender Offer Notes validly tendered pursuant to the Tender Offer is subject to, among other things, (1) our receipt of aggregate proceeds of at least $500 million from this offering and (2) the satisfaction of the customary general condition described in the Offer to Purchase related to the Tender Offer. The consummation of this offering is not conditioned on the completion of the Tender Offer.

The offering

The following summary contains basic information about the notes and this offering and is not intended to be complete. Because it is a summary it is not complete and does not contain all information that you should consider before making an investment decision. For a more detailed description of the notes, see "Description of notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Ventas Realty, Limited Partnership.
Notes offered hereby	$650.0 million aggregate principal amount of 3.000% senior notes due 2030.
Maturity	The notes mature on January 15, 2030.
Guarantee	Ventas, Inc. will unconditionally guarantee the notes on a senior unsecured basis. See "Description of notes—Brief description of the notes and the guarantee."
Interest payment dates	The issuer will pay interest on the notes on January 15 and July 15 of each year, commencing on January 15, 2020. Interest on the notes will accrue from August 21, 2019.
Ranking	The notes and the related guarantee will:
• be part of the issuer's and Ventas, Inc.'s respective general unsecured obligations;

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be effectively subordinated to all of the issuer's and Ventas, Inc.'s secured borrowings to the extent of the assets securing those obligations and structurally subordinated to all indebtedness and other obligations of Ventas, Inc.'s subsidiaries (other than the issuer);

• be equal in right of payment with all of the issuer's and Ventas, Inc.'s existing and future senior unsecured indebtedness; and
• be senior in right of payment to all of the issuer's and Ventas, Inc.'s existing and future subordinated indebtedness.

As of June 30, 2019, Ventas, Inc. and its subsidiaries had approximately $1.1 billion aggregate principal amount of mortgage loan indebtedness outstanding ($1.0 billion excluding those portions attributed to joint venture partners) and Ventas, Inc.'s subsidiaries (other than the issuer and Ventas Capital) had $2.1 billion of outstanding unsecured indebtedness.

See "Risk factors—Risks arising from our capital structure—We may become more leveraged" and "Risk factors—Risks relating to the notes—Because the notes will be unsecured and will be structurally subordinated to the obligations of Ventas, Inc.'s subsidiaries (other than the issuer), you may not be fully repaid if we become insolvent."

Unlike certain other series of senior notes issued by the issuer (of which $7.5 billion aggregate principal amount was outstanding as of June 30, 2019), the notes will not be co-issued with the issuer's wholly owned subsidiary, Ventas Capital, which has no operations, assets or revenues. See "Description of notes—Certain covenants—Restrictions on activities of Ventas Capital."
Optional redemption
At any time prior to the date that is three months prior to the maturity of the notes, the issuer may redeem some or all of the notes at a price equal to 100% of their principal amount, together with accrued and unpaid interest, if any, plus a make-whole premium. At any time on or after the date that is three months prior to the maturity of the notes, the issuer may redeem some or all of the notes at a price equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any. See "Description of notes—Optional redemption."
Certain covenants	The indenture contains covenants that limit our ability to, among other things:
• incur debt;
• incur secured debt; and
• merge, consolidate or transfer all or substantially all of our assets.
We are also required to maintain total unencumbered assets of at least 150% of our unsecured debt.
These covenants are subject to important exceptions and qualifications, which exceptions and qualifications are described under "Description of notes—Certain covenants."

No public market	The notes are a new issue of securities for which there is currently no established trading market. The underwriters have advised us that they presently intend to make a market for the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
Use of proceeds
We expect the net proceeds of this offering to be approximately $641.6 million, after deducting the underwriting discount and estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering, together with cash on hand and/or borrowings under our unsecured revolving credit facility, to purchase the Tender Offer Notes pursuant to the Tender Offer described under "—Recent developments." The consummation of this offering is not conditioned on the completion of the Tender Offer. If the net proceeds of this offering are greater than the amount required to purchase the Tender Offer Notes pursuant to the Tender Offer, we will use the excess net proceeds for working capital and other general corporate purposes, which may include funding pending or future acquisitions and investments and repayment of additional existing indebtedness, and to pay related fees and expenses. See "Use of proceeds."
Certain U.S. federal income tax considerations
For more information on certain U.S. federal income tax considerations related to the ownership and disposition of the notes, see "Supplemental U.S. federal income tax considerations" in this prospectus supplement.
Conflicts of interest
To the extent that the underwriters or their affiliates own any of the Tender Offer Notes and tender such Tender Offer Notes pursuant to the terms of the Tender Offer, they would receive a portion of the net proceeds that we use from this offering to repurchase their Tender Offer Notes. In addition, J.P. Morgan Securities LLC is acting as dealer manager in the Tender Offer and will receive customary fees in connection therewith. See "Underwriting—Conflicts of interest."

Risk factors	See "Risk factors" and the other information included and incorporated by reference herein and in the accompanying prospectus for a discussion of factors you should carefully consider before making an investment decision.

Risk factors

Our business, operations and financial condition are subject to various risks. Before making an investment decision, you should carefully consider the following factors, as well as the risk factors and other information included and incorporated by reference herein and in the accompanying prospectus, including the information discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019 under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the information discussed in other filings we may make from time to time with the SEC.

Risks arising from our capital structure

We may become more leveraged.

As of June 30, 2019, we had approximately $10.3 billion of outstanding indebtedness (excluding unamortized fair value adjustment, unamortized deferred financing costs and unamortized discounts). The instruments governing our existing indebtedness permit us to incur substantial additional debt, including secured debt, and we may satisfy our capital and liquidity needs through additional borrowings. A high level of indebtedness would require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, thereby reducing the funds available to implement our business strategy and make distributions to stockholders. A high level of indebtedness could also have the following consequences:

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Potential limits on our ability to adjust rapidly to changing market conditions and vulnerability in the event of a downturn in general economic conditions or in the real estate or healthcare industries;

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Potential impairment of our ability to obtain additional financing for our business strategy; and

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Potential downgrade in the rating of our debt securities by one or more rating agencies, which could have the effect of, among other things, limiting our access to capital and increasing our cost of borrowing.

In addition, from time to time, we mortgage certain of our properties to secure payment of indebtedness. If we are unable to meet our mortgage payments, then the encumbered properties could be foreclosed upon or transferred to the mortgagee with a consequent loss of income and asset value.

Limitations on our ability to access capital could have an adverse effect on our ability to meet our debt payments, make distributions to our stockholders or make future investments necessary to implement our business strategy.

We cannot provide any assurance that we will be able to raise the necessary capital to meet our debt service obligations, make distributions to our stockholders or make future investments necessary to implement our business strategy, and the failure to do so could have a material adverse effect on our business, financial condition, results of operations and liquidity, on our ability to service our indebtedness and other obligations, and on our ability to make distributions to our stockholders, as required for us to continue to qualify as a REIT (a "Material Adverse Effect"). In recent years, the global capital and credit markets experienced a period of extraordinary turmoil and upheaval, characterized by the bankruptcy, failure or sale of various financial institutions and an unprecedented level of intervention from the U.S. federal government. The disruption in the credit markets, the repricing of credit risk and the deterioration of the financial and real estate markets created difficult conditions for REITs and other companies to access capital or other sources of funds. Although access to capital and other sources of funding has improved, we cannot provide any assurance that conditions will not deteriorate or that our access to capital and other sources of funding will not become constrained, which could adversely affect our results of operations and financial condition. In addition, the federal government's failure to increase the amount of debt that it is statutorily permitted to incur as needed to meet its future financial commitments or a downgrade in the debt rating on U.S. government securities could lead to a weakened U.S. dollar, rising interest rates and constrained access to capital, which could materially adversely affect the U.S. and global economies, increase our costs of borrowing and have a Material Adverse Effect.

To address constraints on our access to capital, we could, among other things, (i) obtain commitments from the banks in our lending group or from new banks to fund increased amounts under the terms of our unsecured revolving credit facility or our unsecured term loans, (ii) access the public capital markets, (iii) obtain secured loans from government-sponsored entities, pension funds or similar sources, (iv) decrease or eliminate our distributions to our stockholders or pay taxable stock dividends, (v) delay, reduce or cease our acquisition and investment activity or (vi) dispose of assets. As with other public companies, our access to debt and equity capital depends, in part, on the trading prices of our senior notes and common stock, which, in turn, depend upon market conditions that change from time to time, such as the market's perception of our financial condition, our growth potential and our current and future earnings and cash distributions. Our failure to meet the market's expectation with regard to future earnings and cash distributions or a significant downgrade in the ratings assigned to our long-term debt could impact our ability to access capital or increase our borrowing costs. If we cannot access capital at an acceptable cost or at all, we may be required to liquidate one or more investments in properties at times that may not permit us to realize the maximum return on those investments, which could also result in adverse tax consequences to us. Restrictions on our uses of, and our right to transfer, properties under certain healthcare regulations, ground leases, mortgages and other agreements to which our properties may be subject could adversely impact our ability to timely liquidate those investments and impair their value.

If the financial institutions that are parties to our unsecured revolving credit facility become capital constrained, tighten their lending standards or become insolvent or if they experience excessive volumes of borrowing requests from other borrowers within a short period of time, they may be unable or unwilling to honor their funding commitments to us, which would adversely affect our ability to draw on our unsecured revolving credit facility and, over time, could negatively impact our ability to consummate acquisitions, repay indebtedness as it matures, fund capital expenditures or make distributions to our stockholders. Adverse conditions in the credit markets could also adversely affect the availability and terms of future borrowings, renewals or refinancings.

Covenants in the instruments governing our existing indebtedness limit our operational flexibility, and a covenant breach could materially adversely affect our operations.

The terms of the instruments governing our existing indebtedness require us to comply with certain customary financial and other covenants, such as maintaining debt service coverage, leverage ratios and minimum net worth requirements. Our continued ability to incur additional debt and to conduct business in general is subject to our compliance with these covenants, which limit our operational flexibility. Breaches of these covenants could result in defaults under the applicable debt instruments and could trigger defaults under any of our other indebtedness that is cross-defaulted against such instruments, even if we satisfy our payment obligations. Financial and other covenants that limit our operational flexibility, as well as defaults resulting from our breach of any of these covenants, could have a Material Adverse Effect.

Risks relating to the notes

Because the notes will be unsecured and will be structurally subordinated to the obligations of Ventas, Inc.'s subsidiaries (other than the issuer), you may not be fully repaid if we become insolvent.

Neither the notes nor the guarantee will be secured by any of our assets, and therefore the notes and the guarantee will be effectively subordinated to any secured indebtedness that we may incur to the extent of the assets securing such indebtedness. The indenture governing the notes permits us to incur debt that is secured by a certain percentage of our assets. As of June 30, 2019, we had approximately $1.1 billion aggregate principal amount of mortgage loan indebtedness outstanding, secured by 52 of our properties. Excluding those portions attributed to our joint venture partners, our share of mortgage loan indebtedness outstanding was $1.0 billion. If we were to become insolvent, the holders of any secured debt would receive payments from the assets pledged as security before you would receive payments on the notes.

Moreover, none of Ventas, Inc.'s subsidiaries (other than the issuer) will be directly obligated on the notes, and therefore the notes and the guarantee will also be structurally subordinated to the unsecured indebtedness and other obligations of those subsidiaries (other than the issuer). As of June 30, 2019, subsidiaries of Ventas, Inc. (other than the issuer and Ventas Capital) had $2.1 billion of outstanding unsecured indebtedness and assets of $22.8 billion, or 99% of our total assets. All obligations of Ventas, Inc.'s subsidiaries (other than the issuer), including indebtedness to trade creditors, would have to be paid in full before you would have any claims against the assets of those subsidiaries.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the issuer or Ventas, Inc.

Ventas, Inc.'s guarantee of the notes may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of Ventas, Inc.'s unpaid creditors. Under these laws, if in such a lawsuit a court were to find that, at the time Ventas, Inc. incurred debt (including debt represented by the guarantee), Ventas, Inc.:

•
incurred this debt with the intent of hindering, delaying or defrauding its current or future creditors; or

•
received less than reasonably equivalent value or fair consideration for incurring this debt and Ventas, Inc. (i) was insolvent or was rendered insolvent by reason of the related financing transactions, (ii) was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to Ventas, Inc.'s presently existing or future debt, including trade payables, or take other actions detrimental to the holders of the notes.

The guarantee will contain a provision intended to limit Ventas, Inc.'s liability to the maximum amount that it could incur without causing the incurrence of obligations under the guarantee to be a fraudulent transfer or conveyance. This provision may not be effective to protect the guarantee from being voided under fraudulent transfer law.

The guarantee provided by Ventas, Inc. is subject to certain defenses that may limit your right to receive payment on the notes.

Although the guarantee provides the holders of the notes with a direct claim against Ventas, Inc.'s assets, enforcement of the guarantee against Ventas, Inc. would be subject to certain "suretyship" defenses available to guarantors generally. Enforcement could also be subject to other defenses available to Ventas, Inc. in certain circumstances. To the extent that the guarantee is not enforceable, you would not be able to assert a claim successfully against Ventas, Inc.

An active trading market for the notes may not be established or maintained, so you may be unable to sell the notes.

The notes are a new issue of securities for which there is currently no established trading market. Consequently, the notes may be relatively illiquid, and you may be unable to sell your notes, or if you are able to sell your notes, there can be no assurance as to the price at which you will be able to sell them. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, economic conditions, our financial condition and the market for similar securities. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes in any automated quotation system.

Cautionary note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding our or our tenants', operators', borrowers' or managers' expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from our expectations. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Our actual future results and trends may differ materially from expectations depending on a variety of factors discussed in our filings with the SEC. These factors include, without limitation:

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The ability and willingness of our tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

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The ability of our tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

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Our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments;

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Macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates;

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The nature and extent of future competition, including new construction in the markets in which our seniors housing communities and office buildings are located;

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The extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

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Increases in our borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021;

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The ability of our tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients;

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Changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete, and the effect of those changes on our revenues, earnings and funding sources;

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Our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due;

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Our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations;

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Final determination of our taxable net income for the year ended December 31, 2018 and for the year ending December 31, 2019;

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The ability and willingness of our tenants to renew their leases with us upon expiration of the leases, our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant;

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Risks associated with our senior living operating portfolio, such as factors that can cause volatility in our operating income and earnings generated by those properties, including without limitation national and regional economic conditions, development of new competing properties, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties;

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Changes in exchange rates for any foreign currency in which we may, from time to time, conduct business;

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Year-over-year changes in the Consumer Price Index or the U.K. Retail Price Index and the effect of those changes on the rent escalators contained in our leases and on our earnings;

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Our ability and the ability of our tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

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The impact of damage to our properties from catastrophic weather and other natural events and the physical effects of climate change;

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The impact of increased operating costs and uninsured professional liability claims on our liquidity, financial condition and results of operations or that of our tenants, operators, borrowers and managers and our ability and the ability of our tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims;

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Risks associated with our office building portfolio and operations, including our ability to successfully design, develop and manage office buildings and to retain key personnel;

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The ability of the hospitals on or near whose campuses our MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups;

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Risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners' financial condition;

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Our ability to obtain the financial results expected from our development and redevelopment projects, including projects undertaken through our joint ventures;

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The impact of market or issuer events on the liquidity or value of our investments in marketable securities;

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Consolidation in the seniors housing and healthcare industries resulting in a change of control of, or a competitor's investment in, one or more of our tenants, operators, borrowers or managers or significant changes in the senior management of our tenants, operators, borrowers or managers;

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The impact of litigation or any financial, accounting, legal or regulatory issues that may affect us or our tenants, operators, borrowers or managers; and

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Changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on our earnings.

Many of these factors are beyond our control and the control of our management. These factors could cause actual results of our industry, or our actual results for the year 2019 and beyond, to differ materially from those expressed in any forward-looking statement we make. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. For a discussion of factors that could cause actual results to differ, see "Risk factors" and the risk factors and other information contained in our filings with the SEC that are incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus. These filings are described under "Where you can find more information and incorporation by reference."

Use of proceeds

We expect the net proceeds from this offering to be approximately $641.6 million, after deducting the underwriting discount and estimated expenses of this offering payable by us.

We intend to use the net proceeds from this offering, together with cash on hand and/or borrowings under our unsecured revolving credit facility, to purchase the Tender Offer Notes pursuant to the Tender Offer described above under "Prospectus supplement summary—Recent developments." The consummation of this offering is not conditioned on the completion of the Tender Offer. If the net proceeds of this offering are greater than the amount required to purchase the Tender Offer Notes pursuant to the Tender Offer, we will use the excess net proceeds for working capital and other general corporate purposes, which may include funding pending or future acquisitions and investments and repayment of additional existing indebtedness, and to pay related fees and expenses.

To the extent that the underwriters or their affiliates own any of the Tender Offer Notes and tender such Tender Offer Notes pursuant to the terms of the Tender Offer, they would receive a portion of the net proceeds that we use from this offering to repurchase their Tender Offer Notes. In addition, J.P. Morgan Securities LLC is acting as dealer manager in the Tender Offer and will receive customary fees in connection therewith. See "Underwriting—Conflicts of interest."

Description of notes

You can find the definitions of certain terms used in this description under "—Certain definitions." In this description, the term "Issuer" refers to Ventas Realty.

The notes will be issued under an indenture, dated February 23, 2018 (the "Base Indenture"), among the Issuer, U.S. Bank National Association, as trustee (the "Trustee"), and certain other entities named therein, as supplemented by a supplemental indenture to be entered into on the closing date of this offering (the "Supplemental Indenture"), among the Issuer, the Trustee and Ventas, Inc.

In this prospectus supplement, we refer to the Base Indenture, as supplemented by the Supplemental Indenture, as the "Indenture." The terms of the notes include those stated in the Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. A copy of the Indenture is available as set forth below under "—Additional information." Certain defined terms used in this description but not defined below under "—Certain definitions" have the meanings assigned to them in the Indenture.

The registered holder of a note will be treated as its owner for all purposes. Only registered holders will have rights under the Indenture.

Brief description of the notes and the guarantee

The notes and the guarantee

The notes will be guaranteed by Ventas, Inc. The notes and the related guarantee will:

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be part of the Issuer's and Ventas, Inc.'s respective general unsecured obligations;

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be effectively subordinated to all of the Issuer's and Ventas, Inc.'s secured borrowings to the extent of the assets securing those obligations and structurally subordinated to all indebtedness and other obligations of Ventas, Inc.'s subsidiaries (other than the issuer);

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be equal in right of payment with all of the Issuer's and Ventas, Inc.'s existing and future senior unsecured indebtedness; and

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be senior in right of payment to all of the Issuer's and Ventas, Inc.'s existing and future subordinated indebtedness.

As of June 30, 2019, Ventas, Inc. and its subsidiaries had approximately $1.1 billion aggregate principal amount of mortgage loan indebtedness outstanding ($1.0 billion excluding those portions attributed to joint venture partners) and subsidiaries of Ventas, Inc. (other than the Issuer and Ventas Capital) had $2.1 billion of outstanding unsecured indebtedness.

Unlike certain other series of senior notes issued by Ventas Realty (of which $7.5 billion aggregate principal amount was outstanding as of June 30, 2019) the notes will not be co-issued with the Issuer's wholly owned subsidiary, Ventas Capital, which has no operations, assets or revenues. See "—Certain covenants—Restrictions on activities of Ventas Capital" below.

Principal, interest and maturity

The Indenture provides that the Issuer will initially issue the notes in the principal amount of $650.0 million. The Indenture does not limit the amount of notes that the Issuer may issue and in the future the Issuer may, without the consent of the holders, increase the principal amount of the notes on the same terms and conditions as the notes offered hereby, except that any such additional notes may have different issuance prices, issuance dates and initial Interest Payment Dates and may be issued with a different CUSIP number. Any offering of additional notes is subject to the covenants of the Indenture described below, including the covenant described under "—Certain covenants—Limitations on incurrence of debt." The notes and any additional notes subsequently issued under the Indenture may be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuer will issue notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes are a series of senior debt securities that the Issuer may issue under the Base Indenture. Under certain circumstances, all outstanding senior debt securities issued under the Base Indenture vote as a single class. See "Modification of the indenture."

The notes will mature on January 15, 2030. The notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from August 21, 2019, or from the immediately preceding Interest Payment Date to which interest has been paid. Interest on the notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2020, to the persons in whose names the notes are registered at the close of business on January 1 and July 1, as the case may be, immediately prior to the respective Interest Payment Date. If any Interest Payment Date is not a Business Day, then payment of the interest payable on such Interest Payment Date will be made on the next succeeding Business Day. Accrued interest will also be payable on the date of maturity or any earlier date of redemption of the notes. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Optional redemption

The Issuer may redeem the notes at any time, in whole or in part, prior to their stated maturity. The redemption price for notes that are redeemed before October 15, 2029 will be equal to the sum of:

(i)    100% of their principal amount;

(ii)   accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption; and

(iii)  the Make-Whole Amount, if any.

The redemption price for notes that are redeemed on or after October 15, 2029 will be equal to the sum of 100% of their principal amount, plus accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption.

After notice of optional redemption has been given as provided in the Indenture, if funds for the redemption of any notes called for redemption have been made available on the redemption date, notes called for redemption will cease to bear interest on the date fixed for the redemption specified in the redemption notice, and the only right of the holders of notes will be to receive payment of the redemption price.

Notice of any optional redemption of any notes will be given to holders at their addresses, as shown in the notes register, not more than 60 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by the holder to be redeemed.

The Issuer will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount and series of the notes to be redeemed and the redemption date. If less than all the notes are to be redeemed, the Trustee shall select, pro rata or by lot or by any other method that the Trustee considers fair and appropriate under the circumstances, the notes to be redeemed. Notes may be redeemed in part in the minimum authorized denomination for the notes or in any integral multiple thereof.

Certain covenants

Limitations on incurrence of debt

Ventas, Inc. shall not, and shall not permit any of its Subsidiaries to, Incur any Debt if, immediately after giving effect to the Incurrence of such additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Debt would exceed 60% of the sum of (without duplication) (i) Total Assets as of the end of the Latest Completed Quarter and (ii) the purchase price of any Real Estate Assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire Real Estate Assets or mortgages receivable or to reduce Debt), since the end of the Latest Completed Quarter.

Ventas, Inc. shall not, and shall not permit any of its Subsidiaries to, Incur any Secured Debt if, immediately after giving effect to the Incurrence of such additional Secured Debt and any other Secured Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt would exceed 50% of the sum of (without duplication) (i) Total Assets as of the end of the Latest Completed Quarter and (ii) the purchase price of any Real Estate Assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire Real Estate Assets or mortgages receivable or to reduce Debt), since the end of the Latest Completed Quarter.

Ventas, Inc. shall not, and shall not permit any of its Subsidiaries to, Incur any Debt if, immediately after giving effect to the Incurrence of such additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the ratio of Consolidated EBITDA to Interest Expense for the four

(4) consecutive fiscal quarters ending with the Latest Completed Quarter would be less than 1.50 to 1.00 on a pro forma basis and calculated on the assumption (without duplication) that:

(1)   the additional Debt and any other Debt Incurred by Ventas, Inc. or any of its Subsidiaries since the first day of such four-quarter period to the date of determination, which was outstanding at the date of determination, had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of such Debt, including to refinance other Debt, had occurred at the beginning of such period, except that in determining the amount of Debt so Incurred, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period;

(2)   the repayment or retirement of any other Debt repaid or retired by Ventas, Inc. or any of its Subsidiaries since the first day of such four- quarter period to the date of determination had occurred at the beginning of that period, except that in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period; and

(3)   in the case of any acquisition or disposition of any asset or group of assets (including, without limitation, by merger, or stock or asset purchase or sale) or the placement of any assets in service or removal of any assets from service by Ventas, Inc. or any of its Subsidiaries since the first day of such four-quarter period to the date of determination, the acquisition, disposition, placement in service or removal from service and any related repayment or refinancing of Debt had occurred as of the first day of such period, with the appropriate adjustments to Consolidated EBITDA and Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

Maintenance of unencumbered assets

Ventas, Inc. and its Subsidiaries shall maintain at all times Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt.

Restrictions on activities of ventas capital

Each of Ventas, Inc. and the Issuer has covenanted not to permit Ventas Capital to hold any material assets, become liable for any material obligations or engage in any significant business activities, except that Ventas Capital may be a co-obligor with respect to Debt if the Issuer is a primary obligor of such Debt and the net proceeds of such Debt are received by the Issuer or one or more of its Subsidiaries other than Ventas Capital.

Existence

Except as permitted as described below under "—Merger, consolidation or sale," Ventas, Inc. and the Issuer shall do all things necessary to preserve and keep their existence, rights and franchises, except that neither Ventas, Inc. nor the Issuer shall be required to preserve any such right or franchise if Ventas, Inc. or the Issuer, as applicable, shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of its business.

Provision of financial information

Whether or not required by the SEC, so long as any notes are outstanding, Ventas, Inc. shall file with the Trustee, within 15 days after it files the same with the SEC (or if not subject to the periodic reporting requirements of the Exchange Act, within 15 days after it would have been required to file the same with the SEC had it been so subject):

(1)   all quarterly and annual financial information that is required to be contained in filings with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Ventas, Inc.'s certified independent accountants; and

(2)   all current reports that are required to be filed with the SEC on Form 8-K.

For so long as any notes remain outstanding, if at any time Ventas, Inc. is not required to file with the SEC the reports referenced above, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The availability of the foregoing materials on the SEC's website or on Ventas, Inc.'s website shall be deemed to satisfy the foregoing delivery obligations. In the event that the rules and regulations of the SEC permit Ventas, Inc. and any direct or indirect parent of Ventas, Inc. to report at such parent entity's level on a consolidated basis, consolidating reporting at the parent entity's level in a manner consistent with that described in this covenant for Ventas, Inc. will satisfy this covenant, and the supplemental indenture will permit Ventas, Inc. to satisfy its obligations in this covenant with respect to financial information relating to Ventas, Inc. by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its subsidiaries other than Ventas, Inc. and its subsidiaries, on the one hand, and the information relating to Ventas, Inc. and its subsidiaries on a standalone basis, on the other hand.

Merger, consolidation or sale

Ventas, Inc. may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Ventas, Inc. is the surviving corporation); or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)   either: (a) Ventas, Inc. is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)   the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of Ventas, Inc.'s obligations under the notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(3)   immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of Ventas, Inc. or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists under the Indenture.

This "Merger, Consolidation or Sale" covenant will not prohibit Ventas, Inc. from consolidating or merging with or into the Issuer or selling and/or transferring all or substantially all of its assets to the Issuer.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of Ventas, Inc. in accordance with the foregoing provisions, the successor Person formed by such consolidation or into or with which Ventas, Inc. is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, Ventas, Inc. under the Indenture with the same effect as if such successor Person initially had been named as Ventas, Inc. therein. When a successor assumes all the obligations of its predecessor under the Indenture and the notes following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

Assumption of issuer's obligations

Ventas, Inc., or a Subsidiary thereof that is organized and existing under the laws of the United States, any state of the United States or the District of Columbia, may directly assume, pursuant to a supplemental indenture executed and delivered to the Trustee in a form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on the notes and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed. Upon any such assumption, Ventas, Inc. or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under the Indenture with the same effect as if Ventas, Inc. or such Subsidiary had been named as the Issuer under the Indenture and the Issuer will be released from liability as obligor on the notes.

Events of default, notice and waiver

The Indenture provides that the term "Event of Default" with respect to the notes means any of the following:

(1)   Ventas, Inc. or the Issuer does not pay the principal or any premium on the notes when due and payable;

(2)   Ventas, Inc. or the Issuer does not pay interest on the notes within 30 days after the due date;

(3)   Ventas, Inc. or its Subsidiaries remain in breach of any other term of the Indenture for 90 days after they receive a notice of Default stating that they are in breach. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding notes may send the notice;

(4)   except as permitted by such Indenture and the notes, the Securities Guarantee by Ventas, Inc. shall cease to be in full force and effect or Ventas, Inc. shall deny or disaffirm its obligations with respect thereto;

(5)   the Issuer, Ventas, Inc. or any of its Significant Subsidiaries default under any of their indebtedness (including a default with respect to securities of any series issued under the Base Indenture other than the notes of a series) in an aggregate principal amount exceeding $50.0 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an Event of Default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 30 days after the Issuer, Ventas, Inc. or any such Significant Subsidiary, as the case may be, receives notice specifying the default and requiring that they discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding notes of a series may send the notice; or

(6)   the Issuer, Ventas, Inc. or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

Remedies if an event of default occurs

If an Event of Default with respect to the notes of a series has occurred and has not been cured, either the Trustee or the holders of at least 25% in principal amount of the then outstanding notes of such series may declare the entire principal amount of the notes of such series to be due and immediately payable by written notice to the Issuer, Ventas, Inc. and the Trustee, except that the sole remedy for an Event of Default relating to a failure to comply with the covenant described under "—Provision of financial information" shall consist exclusively of the right to receive additional interest on the notes of such series in accordance with the terms set forth in the Indenture. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the notes will be automatically accelerated, without any action by the Trustee or any holder. At any time after the Trustee or the holders have accelerated the notes, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the then outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration.

The Trustee will be required to give notice to the holders of notes within 90 days after a Default under the Indenture unless the Default has been cured or waived. The Trustee may withhold notice to the holders of the notes of such series of any Default, except a Default in the payment of the principal of or interest on the notes of such series, if specified responsible officers of the Trustee in good faith determine that withholding the notice is in the interest of the holders.

Within 120 days after the end of each fiscal year, Ventas, Inc. will furnish to the Trustee a written statement by certain of Ventas, Inc.'s officers certifying that to their knowledge, Ventas, Inc. is in compliance with the Indenture and the related series of notes, or else specifying any Default.

Modification of the indenture

Except as provided in the next two succeeding paragraphs, the Base Indenture, as amended from time to time by supplemental indentures, and/or one or more series of debt securities (including the notes) issued under the Base Indenture may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the then outstanding debt securities issued under the Base Indenture affected by such amendment or supplement voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes), and any existing Default, Event of Default (other than a Default or Event of Default with respect to the payment of the principal or premium, if any, of or interest on the debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Base Indenture, as amended from time to time by supplemental indentures, or one or more series of debt securities (including the notes) may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities issued under the Base Indenture affected thereby voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes of a series held by a non-consenting holder):

(1)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)   reduce the principal of or change the fixed maturity of any note, reduce the rate of, or change the time for payment of, interest or any premium on any note or alter the provisions with respect to the redemption of the notes (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be mailed to the holders);

(3)   reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity;

(4)   waive a Default or Event of Default with respect to the payment of principal of, or interest or premium on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment Default that resulted from such acceleration);

(5)   make any note payable in a currency other than that stated in the notes;

(6)   make any change in the provisions of the applicable Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on, the notes;

(7)   impair the rights of holders of the debt securities to convert their securities, if convertible, upon the terms established pursuant to or in accordance with the provisions of the applicable indenture;

(8)   release Ventas, Inc. from any of its obligations under the guarantee or the Indenture, except in accordance with the terms of such Indenture; or

(9)   waive a redemption payment with respect to any note; or

(10) make any change in the amendment and waiver provisions set forth in clauses (1) through (9).

Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.

Notwithstanding the preceding, without the consent of any holder of notes of a series, the Indenture or the notes issued thereunder may be amended or supplemented to, among other things:

(1)   cure any ambiguity, defect or inconsistency;

(2)   provide for uncertificated notes in addition to or in place of certificated notes;

(3)   provide for the assumption of the Issuer's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer's assets;

(4)   add additional guarantees with respect to the notes;

(5)   secure the notes;

(6)   make any other change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any holder;

(7)   comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8)   to provide for the issuance of additional notes in accordance with the Indenture;

(9)   to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes and to add or change any of the provisions of the Indenture as necessary to provide for or facilitate the administration of the Indenture by more than one trustee;

(10) with respect to any series of notes, to conform the text of the Indenture applicable thereto or the notes to any provision of the section "Description of the Notes," "Description of Notes" or "Description of Debt Securities" in the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such series of notes that is intended to be a verbatim recitation of the terms of the notes;

(11) to establish the form or terms of notes and coupons the notes; or

(12) to add to, change or eliminate any of the provisions of the Indenture so long as any such addition not otherwise permitted under the Indenture shall (i) neither apply to any note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such note with respect to the benefit of such provision or (ii) become effective only when there is no such security outstanding.

Notes are not considered outstanding, and therefore the holders thereof are not eligible to vote, if the Issuer has deposited or set aside in trust for the holders money for their payment or redemption or have been fully defeased as described below under "—Discharge, defeasance and covenant defeasance—Full defeasance."

Sinking fund

The notes are not entitled to any sinking fund payments.

The trustee; registrar and paying agent

U.S. Bank National Association is the Trustee under the Indenture. The Issuer has initially designated the Trustee as the registrar and paying agent for the notes. Payments of interest and principal will be made, and the notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the Indenture. For notes that are issued in book-entry form represented by a global security, payments will be made to a nominee of the depository. The Trustee is also the trustee under the indentures relating to the Issuer's existing senior notes.

Discharge, defeasance and covenant defeasance

Discharge

The Issuer may discharge all of its obligations to the holders of notes of a series (other than the obligation to register transfers and exchanges) that either have become due and payable or will become due and payable within one year, or are scheduled for redemption within one year, by irrevocably depositing with the Trustee, in trust, cash in U.S. dollars, non-callable U.S. government agency notes or bonds or a combination thereof, in such amounts as will be sufficient to make all prepayments on the applicable notes, including any premium, and interest payable thereon.

Full defeasance

The Issuer can, under certain circumstances, effect a full defeasance of notes of a series. This means the Issuer can legally release itself and Ventas, Inc. from any payment or other obligations the notes (other than the obligation to register transfers and exchanges) if, among other things, the Issuer puts in place the arrangements described below to repay the holders of notes and delivers certain certificates and legal opinions to the Trustee:

(1)   the Issuer must irrevocably deposit in trust for the benefit of all direct holders of notes money or U.S. government or U.S. government agency notes or bonds (or, in certain circumstances, depositary receipts representing these notes or bonds), or any combination thereof, that will generate enough cash to make interest, principal, premium and any other payments on the applicable notes on their due date;

(2)   the current federal income tax law must be changed or an Internal Revenue Service ("IRS") ruling must be issued permitting the above deposit without causing holders of the applicable notes to recognize gain or loss for federal income tax purposes or to be taxed on the notes any differently than if the Issuer did not make the deposit and repaid the notes in the manner in which the notes would have been payable if the deposit had not been made; and

(3)   the Issuer must deliver to the Trustee a legal opinion confirming the tax law change or IRS ruling described above.

If the Issuer did accomplish full defeasance with respect to notes of a series, the holders of notes would have to rely solely on the trust deposit for repayment on the notes. The holders of the notes could not look to the Issuer or Ventas, Inc. for repayment in the unlikely event of any shortfall.

Conversely, the trust deposit would most likely be protected from claims of the Issuer's lenders and other creditors if the Issuer ever became bankrupt or insolvent.

Covenant defeasance

The Issuer can make the same type of deposit described above and be released from some of the restrictive covenants in the Indenture and the notes of a series, provided that, among other things, the Issuer delivers to the Trustee an opinion to the effect that the holders of the defeased notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. This is called "covenant defeasance." In that event, the holders of the defeased notes would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the notes.

If the Issuer accomplishes covenant defeasance, the following provisions of the Indenture and the notes would no longer apply:

(1)   any covenants applicable to the notes and described in the prospectus supplement; and

(2)   certain Events of Default relating to breach of covenants and acceleration of the maturity of other debt set forth in this prospectus supplement.

If the Issuer accomplishes covenant defeasance with respect to notes of a series, the holders of notes can still look to the Issuer for repayment of the notes if a shortfall in the trust deposit occurred. If one of the remaining Events of Default occurs—for example, the Issuer's bankruptcy—and the notes become immediately due and payable, there may be a shortfall. Depending on the event causing the Default, the holders of the notes may not be able to obtain payment of the shortfall.

The Issuer may exercise its full defeasance option notwithstanding any prior exercise of its covenant defeasance option.

Additional information

Anyone who receives this prospectus supplement may obtain a copy of the Indenture without charge by writing to Ventas, Inc., 353 North Clark Street, Suite 3300, Chicago, Illinois 60654, Attention: Corporate Secretary.

Book-entry system and form of notes

The notes will be issued in the form of one or more fully registered global notes without coupons that will be deposited with The Depository Trust Company, New York, New York ("DTC"), and registered in the name of its nominee, Cede & Co. This means that the Issuer will not issue certificates to each owner of notes. The global notes will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant will then keep a record of its clients who purchased the notes. Unless a global note is exchanged in whole or in part for a certificated note, it may not be transferred, except that DTC, its nominees, and their successors may transfer a global note as a whole to one another.

DTC has provided the following information to us. DTC, the world's largest securities depositary, is a:

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limited-purpose trust company organized under the New York Banking Law;
•
"banking organization" within the meaning of the New York Banking Law;
•
member of the U.S. Federal Reserve System;
•
"clearing corporation" within the meaning of the New York Uniform Commercial Code; and
•
"clearing agency" registered under the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by users of its regulated subsidiaries. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Principal and interest payments on global notes registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global notes. We and the Trustee will treat DTC's nominee as the owner of the global notes for all other purposes as well. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global notes. DTC's practice is to credit direct participants' accounts upon receipt of any payment of principal or interest on the payment date in accordance with their respective holdings of beneficial interests in the global notes as shown on DTC's records.

Payments by direct and indirect participants to owners of beneficial interests in the global notes will be governed by standing instructions and customary practices. These payments will be the responsibility of the direct and indirect participants and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time.

The notes, which are represented by one or more global notes, will be exchangeable for certificated notes with the same terms in authorized denominations only if:

•
DTC notifies the Issuer that it is unwilling or unable to continue as depositary;

•
DTC ceases to be a registered clearing agency and a successor depositary is not appointed by the Issuer within 120 days; or

•
the Issuer determines not to require all of the notes to be represented by one or more global notes and notifies the Trustee of that decision.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Same-day settlement and payment

The underwriters will make settlement for the notes in immediately available funds. The Issuer will make all payments of principal and interest in respect of the notes in immediately available funds. The notes will trade in DTC's Same-Day Funds Settlement System until maturity (or earlier redemption in whole) or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. We expect that secondary trading in the certificated securities, if any, will also be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Governing law

The Indenture and the notes issued thereunder will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain definitions

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

"Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are required or authorized to close.

"Code" means the Internal Revenue Code of 1986, as amended.

"Consolidated EBITDA" means, for any period of time, the net income (loss) of Ventas, Inc. and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period, before deductions for (without duplication):

(1)   Interest Expense;

(2)   taxes;

(3)   depreciation, amortization, and all other non-cash items, as determined reasonably and in good faith by Ventas, Inc., deducted in arriving at net income (loss);

(4)   extraordinary items;

(5)   non-recurring items or other unusual items, as determined reasonably and in good faith by Ventas, Inc. (including, without limitation, all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(6)   noncontrolling interests;

(7)   income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and

(8)   gains or losses on dispositions of depreciable real estate investments, property valuation losses and impairment charges.

For purposes of calculating Consolidated EBITDA, all amounts shall be as determined reasonably and in good faith by Ventas, Inc., and in accordance with GAAP except to the extent that GAAP is not applicable with respect to the determination of all non-cash and non-recurring items.

"Consolidated Financial Statements" means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its subsidiaries prepared in accordance with GAAP.

"Contingent Liabilities of Ventas, Inc. and Subsidiaries" means, as of any date, those liabilities of Ventas, Inc. and its Subsidiaries consisting of (without duplication) indebtedness for borrowed money, as determined in accordance with GAAP, that are or would be stated and quantified as contingent liabilities in the notes to the Consolidated Financial Statements of Ventas, Inc. as of the date of determination.

"Debt" means, as of any date (without duplication), (1) all indebtedness and liabilities for borrowed money, secured or unsecured, of Ventas, Inc. and its Subsidiaries, including mortgages and other notes payable (including the notes to the extent outstanding from time to time), but excluding any indebtedness, including mortgages and other notes payable, which is secured by cash, cash equivalents or marketable securities or defeased (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third-party indebtedness) and (2) all Contingent Liabilities of Ventas, Inc. and Subsidiaries, excluding in each of clauses (1) and (2) Intercompany Debt and all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions.

It is understood that Debt shall not include any redeemable equity interest in Ventas, Inc.

"Default" means, with respect to the Indenture and a series of notes, any event that is, or with the passage of time or giving of notice would be, an Event of Default.

"GAAP" means generally accepted accounting principles in the United States, consistently applied, as in effect from time to time.

"Guarantor" means Ventas, Inc. and its successors and assigns; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee of the notes of a series is released in accordance with the terms of the Indenture.

"Incur" means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of such Debt or other obligation. For purposes of this definition, the terms "Incurrence" and "Incurred" have correlative meanings.

"Intercompany Debt" means, as of any date, Debt to which the only parties are Ventas, Inc. and any of its Subsidiaries as of such date; provided, however, that with respect to any such Debt of which the Issuer or the Guarantor is the borrower, such Debt is subordinate in right of payment to the notes.

"Interest Expense" means, for any period of time, the aggregate amount of interest recorded in accordance with GAAP for such period by Ventas, Inc. and its Subsidiaries, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) prepayment penalties, (iii) amortization of deferred financing costs, and (iv) non-cash swap ineffectiveness charges, in all cases as reflected in the applicable Consolidated Financial Statements.

"Interest Payment Date" has the meaning set forth in the Indenture and the notes.

"Issue Date" means the date on which the notes are originally issued under the Indenture.

"Latest Completed Quarter" means, as of any date, the then most recently ended fiscal quarter of Ventas, Inc. for which Consolidated Financial Statements of Ventas, Inc. have been completed, it being understood that at any time when Ventas, Inc. is subject to the informational requirements of the Exchange Act, and in accordance therewith files annual and quarterly reports with the SEC, the term "Latest Completed Quarter" shall be deemed to refer to the fiscal quarter covered by Ventas, Inc.'s most recently filed Quarterly Report on Form 10-Q, or, in the case of the last fiscal quarter of the year, Ventas, Inc.'s Annual Report on Form 10-K.

"Lien" means (without duplication) any lien, mortgage, trust deed, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest; provided that, for purposes hereof, "Lien" shall not include any mortgage that has been defeased by Ventas, Inc. or any of its Subsidiaries in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third-party indebtedness).

"Make-Whole Amount" means, in connection with any optional redemption of notes, the excess, if any, of:

(1)   the aggregate present value as of the date of such redemption of each dollar of principal of such notes being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had been made on October 15, 2029, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date a notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or payment had been made on October 15, 2029, over

(2)   the aggregate principal amount of such notes being redeemed or paid.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"Property EBITDA" means for any property owned by Ventas, Inc. or any of its Subsidiaries as of the date of determination, for any period of time (without duplication), the net income (loss) derived from such property for such period, before deductions for:

(1)   Interest Expense;

(2)   taxes;

(3)   depreciation, amortization, and all other non-cash items, as determined reasonably and in good faith by Ventas, Inc., deducted in arriving at net income (loss);

(4)   general and administrative expenses that are not allocated by management to a property segment, as reflected in Ventas, Inc.'s Consolidated Financial Statements available for the four (4) consecutive fiscal quarters ending with the Latest Completed Quarter;

(5)   extraordinary items;

(6)   non-recurring items or other unusual items, as determined reasonably and in good faith by Ventas, Inc. (including, without limitation, all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(7)   noncontrolling interests;

(8)   income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and

(9)   property valuation losses and impairment charges;

in each case attributable to such property.

For purposes of calculating Property EBITDA, all amounts shall be determined reasonably and in good faith by Ventas, Inc., and in accordance with GAAP except to the extent that GAAP is not applicable with respect to the determination of all non-cash and non-recurring items.

Property EBITDA shall be adjusted (without duplication) to give pro forma effect:

(i)    in the case of any assets having been placed-in-service or removed from service since the first day of the period to the date of determination, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred as of the first day of the period; and

(ii)   in the case of any acquisition or disposition of any asset or group of assets since the first day of the period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred as of the first day of the period.

"Real Estate Assets" means, with respect to any Person as of any date, the real estate assets of such Person and its Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

"Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective heading Day Ending published in the most recent Statistical Release under Treasury Constant Maturities for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the principal of the notes being redeemed or paid as of such redemption or payment date, assuming for this purpose that the notes matured on October 15, 2029. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate in respect of notes of such series shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate in respect of notes of a series, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

"Secured Debt" means, as of any date, that portion of the aggregate principal amount of all outstanding Debt of Ventas, Inc. and its Subsidiaries as of that date that is secured by a Lien on properties or other assets of Ventas, Inc. or any of its Subsidiaries.

"Securities Act" means the Securities Act of 1933, as amended.

"Significant Subsidiary" means each Subsidiary that is a "significant subsidiary," if any, of Ventas, Inc., as such term is defined in Regulation S-X under the Securities Act.

"Stabilized Development Asset" means, as of any date, a new construction or development Real Estate Asset at such date that, following the first four (4) consecutive fiscal quarters occurring after substantial completion of construction or development, either (i) an additional six (6) consecutive fiscal quarters have occurred or (ii) such Real Estate Asset is at least 90% leased, whichever shall first occur.

"Statistical Release" means that statistical release that is published by the Federal Reserve System and that establishes annual yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index the Issuer designates.

"Subsidiary" means, with respect to any Person, a corporation, partnership association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with such Person in accordance with GAAP.

"Total Assets" means, as of any date, in each case as determined reasonably and in good faith by Ventas, Inc., the sum of (without duplication):

(1)   with respect to Real Estate Assets that were owned by Ventas, Inc. and its Subsidiaries as of April 17, 2002 and that continue to be owned as of the date of determination, the annualized rental revenues specified for such Real Estate Assets on Schedule 1 attached to the Supplemental Indenture, divided by 0.0900, plus any annualized incremental rental revenue generated by such Real Estate Assets as a result of, arising out of or in connection with annual rent escalations or rent reset rights of Ventas, Inc. and its Subsidiaries with respect to such Real Estate Assets (whether by agreement or exercise of such right or otherwise), divided by 0.0900; for the purpose of this clause (1), "annualized incremental rental revenue" in respect of a Real Estate Asset shall mean the increase in daily rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with such annual rent escalations or rent reset rights over the daily rental revenue generated by such Real Estate Asset immediately prior to the effective date of such increase, annualized by multiplying such daily increase by 365;

(2)   with respect to all other Real Estate Assets owned by Ventas, Inc. and its Subsidiaries as of the date of determination (except as set forth in clause (3) below), the cost (original cost plus capital improvements before depreciation and amortization) thereof, determined in accordance with GAAP;

(3)   with respect to Stabilized Development Assets owned by Ventas, Inc. and its Subsidiaries as of the date of determination, the aggregate sum of all Property EBITDA for such Stabilized Development Assets for the four (4) consecutive fiscal quarters ending with the Latest Completed Quarter divided by (i) 0.0900, in the case of a government reimbursed property and (ii) 0.0700 in all other cases; provided, however, that if the value of a particular Stabilized Development Asset calculated pursuant to this clause (3) is less than the cost (original cost plus capital improvements before depreciation and amortization) of such Real Estate Asset, as determined in accordance with GAAP, such cost shall be used in lieu thereof with respect to such Real Estate Asset;

(4)   the proceeds of the Debt, or the assets to be acquired in exchange for such proceeds, as the case may be, incurred since the end of the Latest Completed Quarter;

(5)   mortgages and other notes receivable of Ventas, Inc. and its Subsidiaries, determined in accordance with GAAP;

(6)   cash, cash equivalents and marketable securities of Ventas, Inc. and its Subsidiaries but excluding all cash, cash equivalents and marketable securities securing, or applied to defease or discharge, in each case as of that date, any indebtedness, including mortgages and other notes payable (including cash deposited with a trustee with respect to third-party indebtedness), all determined in accordance with GAAP; and

(7)   all other assets of Ventas, Inc. and its Subsidiaries (excluding goodwill), determined in accordance with GAAP.

"Unencumbered Assets" means, as of any date, in each case as determined reasonably and in good faith by Ventas, Inc., the sum of (without duplication):

(1)   with respect to Real Estate Assets that were owned by Ventas, Inc. and its Subsidiaries as of April 17, 2002 and that continue to be owned as of the date of determination, but excluding any such Real Estate Assets that are serving as collateral for Secured Debt, the annualized rental revenues specified for such Real Estate Assets on Schedule 1 attached to the Supplemental Indenture, divided by 0.0900, plus any annualized incremental rental revenue generated by such Real Estate Assets as a result of, arising out of or in connection with annual rent escalations or rent reset rights of Ventas, Inc. and its Subsidiaries with respect to such Real Estate Assets (whether by agreement or exercise of such right or otherwise), divided by 0.0900; for the purpose of this clause (1), "annualized incremental rental revenue" in respect of a Real Estate Asset shall mean the increase in daily rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with such annual rent escalations or rent reset rights over the daily rental revenue generated by such Real Estate Asset immediately prior to the effective date of such increase, annualized by multiplying such daily increase by 365;

(2)   with respect to all other Real Estate Assets owned by Ventas, Inc. and its Subsidiaries as of the date of determination (except as set forth in clause (3) below), but excluding any such Real Estate Assets that are serving as collateral for Secured Debt, the cost (original cost plus capital improvements before depreciation and amortization) thereof, determined in accordance with GAAP;

(3)   with respect to Stabilized Development Assets owned by Ventas, Inc. and its Subsidiaries as of the date of determination, excluding any such Stabilized Development Assets that are serving as collateral for Secured Debt, the aggregate sum of all Property EBITDA for such Stabilized Development Assets for the four consecutive fiscal quarters ending with the Latest Completed Quarter divided by (i) 0.0900, in the case of a government reimbursed property and (ii) 0.0700 in all other cases; provided, however, that if the value of a particular Stabilized Development Asset calculated pursuant to this clause (3) is less than the cost (original cost plus capital improvements before depreciation and amortization) of such Real Estate Asset, as determined in accordance with GAAP, such cost shall be used in lieu thereof with respect to such Real Estate Asset;

(4)   the proceeds of the Debt, or the assets to be acquired in exchange for such proceeds, as the case may be, incurred since the end of the Latest Completed Quarter;

(5)   mortgages and other notes receivable of Ventas, Inc. and its Subsidiaries, except any mortgages or other notes receivable that are serving as collateral for Secured Debt, determined in accordance with GAAP;

(6)   cash, cash equivalents and marketable securities of Ventas, Inc. and its Subsidiaries but excluding all cash, cash equivalents and marketable securities securing, or applied to defease or discharge, in each case as of that date, any indebtedness, including mortgages and other notes payable (including cash deposited with a trustee with respect to third party-indebtedness), all determined in accordance with GAAP; and

(7)   all other assets of Ventas, Inc. and its subsidiaries (excluding goodwill), other than assets pledged to secure Debt, determined in accordance with GAAP; provided, however, that Unencumbered Assets shall not include net real estate investments in unconsolidated joint ventures of Ventas, Inc. and its Subsidiaries.

For the avoidance of doubt, cash held by a "qualified intermediary" in connection with proposed like-kind exchanges pursuant to Section 1031 of the Code, which may be classified as "restricted" for GAAP purposes shall nonetheless be included in clause (6) above, so long as

Ventas, Inc. or any of its Subsidiaries has the right to (i) direct the qualified intermediary to return such cash to Ventas, Inc. or such Subsidiary if and when Ventas, Inc. or such Subsidiary fails to identify or acquire the proposed like-kind property or at the end of the 180-day replacement period or (ii) direct the qualified intermediary to use such cash to acquire like-kind property.

"Unsecured Debt" means, as of any date, that portion of the aggregate principal amount of all outstanding Debt of Ventas, Inc. and its Subsidiaries as of that date that is neither Secured Debt nor Contingent Liabilities of Ventas, Inc. and its Subsidiaries.

Supplemental U.S. federal income tax considerations

For a discussion of certain material U.S. federal income tax considerations regarding our company and an investment in the notes offered hereby, please see Exhibit 99.1 to the issuer's and our Current Report on Form 8-K filed with the SEC on February 13, 2019 (including Exhibit 99.1 thereto, the "February 13, 2019 Form 8-K"), which was filed pursuant to Item 8.01 of Form 8-K. Exhibit 99.1 to the February 13, 2019 Form 8-K sets forth a discussion regarding the tax consequences of acquiring, owning and disposing of our debt securities. The debt securities offered pursuant to this prospectus supplement will be issued by Ventas Realty, and not by us. However, Ventas Realty is disregarded as a separate entity from us for U.S. federal income tax purposes. As a result, for U.S. federal income tax purposes, the notes will be treated as issued by us, and the discussion in Exhibit 99.1 to the February 13, 2019 8-K applies equally to the acquisition, ownership and disposition of the notes offered by this prospectus supplement. The February 13, 2019 Form 8-K (including Exhibit 99.1 thereto) is incorporated by reference into the accompanying prospectus and supersedes and replaces, in its entirety, the discussion under the heading "Certain U.S. Federal Income Tax Considerations" in the accompanying prospectus and in the issuer's and our registration statement on Form S-3 (File Nos. 333-222998 and 333-222998-01) filed with the SEC on February 13, 2018. The February 13, 2019 Form 8-K may be obtained as described under "Where you can find more information and incorporation by reference" below. Persons who acquire notes offered hereby who also sell Tender Offer Notes in the Tender Offer may be subject to special tax rules. Prospective investors in the notes offered hereby should consult their tax advisors regarding the U.S. federal income and other tax considerations to them of the acquisition, ownership and disposition of the notes offered by this prospectus supplement.

Underwriting

Subject to the terms and conditions contained in an underwriting agreement among the issuer and Ventas, Inc. (together, the "Ventas Entities") and J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc., MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several other underwriters listed below, as underwriters, the issuer has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from the issuer, the respective principal amount of the notes shown opposite their names below:

Underwriters	Principal amount of notes

J.P. Morgan Securities LLC	$71,500,000
Credit Agricole Securities (USA) Inc.	71,500,000
MUFG Securities Americas Inc.	71,500,000
Wells Fargo Securities, LLC	71,500,000
Barclays Capital Inc.	29,250,000
BBVA Securities Inc.	29,250,000
Credit Suisse Securities (USA) LLC	29,250,000
Mizuho Securities USA LLC	29,250,000
PNC Capital Markets LLC	29,250,000
SMBC Nikko Securities America, Inc.	29,250,000
UBS Securities LLC	29,250,000
BB&T Capital Markets, a division of BB&T Securities, LLC	15,600,000
BMO Capital Markets Corp.	15,600,000
BofA Securities, Inc.	15,600,000
Capital One Securities, Inc.	15,600,000
Citigroup Global Markets Inc.	15,600,000
Morgan Stanley & Co. LLC	15,600,000
RBC Capital Markets, LLC	15,600,000
Scotia Capital (USA) Inc.	15,600,000
TD Securities (USA) LLC	15,600,000
BNP Paribas Securities Corp.	6,175,000
Fifth Third Securities, Inc.	6,175,000
BNY Mellon Capital Markets, LLC	3,250,000
Loop Capital Markets LLC	3,250,000
Total	$650,000,000

The underwriting agreement provides that the underwriters' obligations to purchase the notes of the related series are subject to certain conditions precedent and that the underwriters are committed to take and pay for all of the notes of such series, if any are taken.

Each of the Ventas Entities has agreed to indemnify the several underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The notes will be a new issue of securities with no established trading market. The underwriters have advised us that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Underwriting discount

The following table shows the underwriting discount to be paid to the underwriters by the issuer in connection with this offering. This underwriting discount is the difference between the public offering price and the amount the underwriters pay to the issuer to purchase the notes.

Per note (expressed as a percentage of the principal amount)	0.650%
Total	$4,225,000

We have been advised by the underwriters that they initially propose to offer and sell the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the offering, the underwriters may change the offering price and other selling terms at any time without notice. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.400% of the principal amount. The underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount of the notes to certain other dealers. The underwriters may offer and sell notes through certain of their affiliates.

The expenses of the offering, exclusive of the underwriting discount, are estimated at approximately $1.0 million and are payable by us.

Price stabilization and short positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes.

Specifically, the underwriters may over-allot this offering, creating a syndicate short position. The underwriters may bid for and purchase the notes in the open market to stabilize the price of the notes and may impose "penalty bids" under contractual arrangements whereby they may reclaim from dealers participating in this offering for the account of the underwriters, the selling concession with respect to the notes that are distributed in this offering but subsequently purchased for the account of the underwriters in the open market. These activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities and may discontinue them at any time.

Extended settlement

We expect that delivery of the notes will be made to investors on or about August 21, 2019, which will be the seventh business day following the date of this prospectus supplement (such settlement being referred to as "T+7"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next four succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Other relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions. Certain affiliates of the underwriters are lenders or agents under our unsecured revolving credit facility. Certain affiliates of the underwriters also are lenders or agents under one or more of our unsecured term loans.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of interest

We intend to use the net proceeds of this offering, together with cash on hand and/or borrowings under our unsecured revolving credit facility, to purchase the Tender Offer Notes pursuant to the Tender Offer described above under "Prospectus supplement summary—Recent developments." See "Use of proceeds." To the extent that the underwriters or their affiliates own any of the Tender Offer Notes, they may tender such Tender Offer Notes pursuant to the terms of the Tender Offer and receive a portion of the net proceeds that we use from this offering to repurchase their Tender Offer Notes. In addition, J.P. Morgan Securities LLC is acting as dealer manager in the Tender Offer and will receive customary fees in connection therewith. If the Tender Offer results in payments to the underwriters and their affiliates of 5% or more of the net proceeds of this offering, there would be a "conflict of interest" under Rule 5121 of the Financial Industry Regulatory Authority ("FINRA"). Because the notes offered hereby are investment grade rated, no "qualified independent underwriter" is required to be appointed in connection with this offering. However, as required by FINRA Rule 5121, no sale of the notes offered hereby will be made by the affected underwriter to an account over which it exercises discretion without the prior specific written consent of the account holder.

Notice to prospective investors

European Economic Area

PRIIPs Regulation/Prospectus Directive/Prohibition of Sales to EEA Retail Investors.    The notes are not intended to be, and should not be, offered, sold to any retail investor in the European Economic Area (the "EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (10) of Article 4(1) of Directive 2014/65/EU, as amended ("MiFID II"); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended (the "Prospectus Directive"). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the "PRIIPs Regulation"), for offering, selling or otherwise making available the notes to retail investors in the EEA has been prepared. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from a requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purpose of the Prospectus Directive.

Any distributor subject to MiFID II that is offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining its own distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593 (the "Delegated Directive"). Neither we nor the underwriters make any representations or warranties as to a distributor's compliance with the Delegated Directive.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person, a "relevant person").

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

No notes have been offered or sold, and no notes may be offered or sold, in Hong Kong, by means of any document other than: (i) to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the "CO") or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the notes has been issued, may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made thereunder.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he, she or it is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he, she or it is not acquiring, and has not been offered, any notes in circumstances that contravene any such restrictions.

Singapore

This prospectus supplement has not been registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in the Securities and Futures Act, Chapter 289 of Singapore (the "Securities and Futures Act")) pursuant to Section 274 of the Securities and Futures Act, (ii) to a relevant person (as defined in Section 275(2) of the Securities and Futures Act) pursuant to Section 275(1) of the Securities and Futures Act, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)   a corporation (which is not an accredited investor (as defined in the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the Securities and Futures Act) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the Securities and Futures Act except:

(1)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act;

(2)   where no consideration is or will be given for the transfer;

(3)   where the transfer is by operation of law;

(4)   as specified in Section 276(7) of the Securities and Futures Act; or

(5)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Any reference to the Securities and Futures Act is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the Securities and Futures Act or any provision in the Securities and Futures Act is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notification under Section 309B(1)(c) of the Securities and Futures Act:    Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the "CMP Regulations 2018"), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are (A) prescribed capital markets products (as defined in the CMP Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to us, this offering or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the "Securities Law") and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the "Addendum"), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Legal matters

T. Richard Riney, our Executive Vice President, Chief Administrative Officer, General Counsel and Ethics and Compliance Officer, and Latham & Watkins LLP, Chicago, Illinois, will pass upon certain legal matters for us in connection with the notes offered by this prospectus supplement and the accompanying prospectus. Goodwin Procter LLP, New York, New York, will pass upon certain legal matters for the underwriters. Mr. Riney owns shares of our common stock and options to purchase shares of our common stock.

Experts

Our consolidated financial statements and schedules as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where you can find more information and incorporation by reference

We are subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding us. We are a publicly held corporation and our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "VTR." Reports, proxy statements and other information that we file with the SEC can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included herein and in the accompanying prospectus as an inactive textual reference only.

Statements included or incorporated by reference herein and in the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to a document incorporated by reference herein and in the accompanying prospectus, each such statement being qualified in all respects by such reference.

We are incorporating by reference in this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we subsequently file with the SEC will automatically update and supersede this information. We are incorporating by reference in this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof until all of the notes offered by this prospectus supplement and the accompanying prospectus are sold:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 8, 2019;

•
our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on April 29, 2019, and for the fiscal quarter ended June 30, 2019, filed with the SEC on July 26, 2019;

•
our Current Reports on Form 8-K filed with the SEC on February 13, 2019, February 26, 2019, May 15, 2019, May 29, 2019, June 6, 2019, June 11, 2019, June 21, 2019, June 24, 2019, July 3, 2019 and July 26, 2019 (other than the portions of such documents not deemed to be filed);

•
our Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Stockholders, filed with the SEC on April 1, 2019 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018); and

•
the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989), filed with the SEC on January 23, 1992, as amended.

We do not incorporate by reference any information under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits, or in any document or other information that is deemed to have been "furnished" to and not "filed" with the SEC. You may request a copy of these filings at no cost, by writing to or calling us at:

Ventas, Inc.
Attention: Corporate Secretary
353 North Clark Street, Suite 3300
Chicago, Illinois 60654
(877) 483-6827

No separate financial statements of the issuer have been included herein. It is not expected that the issuer will file reports, proxy statements or other information under the Exchange Act with the SEC.

PROSPECTUS

Ventas, Inc.
Common Stock, Preferred Stock, Depositary Shares, Warrants and
Debt Securities

Ventas Realty, Limited Partnership
Debt Securities

Guarantees of Debt Securities of Ventas, Inc.
by Ventas Realty, Limited Partnership

Guarantees of Debt Securities of Ventas Realty, Limited Partnership
by Ventas, Inc.

        Ventas, Inc. may offer and sell, from time to time, in one or more offerings, common stock, preferred stock, depositary shares, warrants and debt securities. These securities may be offered and sold separately, together or as units with other securities described herein. These debt securities may be fully and unconditionally guaranteed by Ventas Realty, Limited Partnership, as described herein or in a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        Ventas Realty, Limited Partnership may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described herein. These debt securities may be fully and unconditionally guaranteed by Ventas, Inc., as described herein or in a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        The securities described herein may be issued in one or more series or issuances. We will provide the specific terms of any offering (including the securities being offered and their offering prices) in supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before making an investment decision.

        See "Risk Factors" on page 7 for a discussion of matters that you should consider before investing in these securities.

        The common stock of Ventas, Inc. is listed on the New York Stock Exchange under the symbol "VTR." The closing price of our common stock on the New York Stock Exchange was $50.46 per share on February 12, 2018. None of the other securities offered hereby are currently listed on a national securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described herein, from time to time, in one or more offerings.

        This prospectus provides you only with a general description of the securities we may offer. Each time we offer securities, we will provide one or more prospectus supplements containing specific information about the terms of such offering. A prospectus supplement may also add to, update or change the information contained herein. You should read this prospectus, any applicable prospectus supplement and the additional information described under "Where You Can Find More Information and Incorporation by Reference."

        You should rely only on the information included or incorporated by reference herein or in a prospectus supplement. We have not authorized anyone to provide you with different information. We will not make an offer of the securities described herein in any jurisdiction where it is unlawful. You should assume that the information included or incorporated by reference herein and in any prospectus supplement is accurate only as of the date of the document containing such information.

        Unless otherwise indicated or except where the context otherwise requires:

  •
  references herein to "Ventas, "we," "us," "our" and other similar terms mean Ventas, Inc., together with its consolidated subsidiaries; and

  •
  references herein to "Ventas Realty" mean Ventas Realty, Limited Partnership.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding our or our tenants', operators', borrowers' or managers' expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions, are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from our or our expectations. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

        Our actual future results and trends may differ materially from expectations depending on a variety of factors discussed in our filings with the SEC. These factors include, without limitation:

  •
  The ability and willingness of our tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

  •
  The ability of our tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, obligations under their existing credit facilities and other indebtedness;

  •
  Our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments;

  •
  Macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates;

  •
  The nature and extent of future competition, including new construction in the markets in which our seniors housing communities and office buildings are located;

  •
  The extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

  •
  Increases in our borrowing costs as a result of changes in interest rates and other factors;

  •
  The ability of our tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients;

  •
  Changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete, and the effect of those changes on our revenues, earnings and funding sources;

  •
  Our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due;

  •
  Our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations;

  •
  Final determination of our taxable net income for the year ended December 31, 2017 and for the year ending December 31, 2018;

  •
  The ability and willingness of our tenants to renew their leases with us upon expiration of the leases, our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant;

  •
  Risks associated with our senior living operating portfolio, such as factors that can cause volatility in our operating income and earnings generated by those properties, including without limitation national and regional economic conditions, development of new competing properties, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs, and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties;

  •
  Changes in exchange rates for any foreign currency in which we may, from time to time, conduct business;

  •
  Year-over-year changes in the Consumer Price Index or the U.K. Retail Price Index and the effect of those changes on the rent escalators contained in our leases and on our earnings;

  •
  Our ability and the ability of our tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

  •
  The impact of increased operating costs and uninsured professional liability claims on our liquidity, financial condition and results of operations or that of our tenants, operators, borrowers and managers and our ability and the ability of our tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims;

  •
  Risks associated with our office building portfolio and operations, including our ability to successfully design, develop and manage office buildings and to retain key personnel;

  •
  The ability of the hospitals on or near whose campuses our medical office buildings ("MOBs") are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups;

  •
  Risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners' financial condition;

  •
  Our ability to obtain the financial results expected from our development and redevelopment projects, including projects undertaken through our joint ventures;

  •
  The impact of market or issuer events on the liquidity or value of our investments in marketable securities;

  •
  Consolidation in the seniors housing and healthcare industries resulting in a change of control of, or a competitor's investment in, one or more of our tenants, operators, borrowers or managers or significant changes in the senior management of our tenants, operators, borrowers or managers;

  •
  The impact of litigation or any financial, accounting, legal or regulatory issues that may affect us or our tenants, operators, borrowers or managers; and

  •
  Changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on our earnings.

        We describe some of these risks and uncertainties in greater detail below under "Risk Factors" and in the risk factors that are incorporated or deemed to be incorporated by reference herein. Many of these factors are beyond our control and the control of our management.

 ABOUT THE REGISTRANTS

        The following highlights information about the registrants and our business included elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference herein and therein.

Ventas

        Ventas, an S&P 500 company, is a REIT with a highly diversified portfolio of seniors housing and healthcare properties located throughout the United States, Canada and the United Kingdom. As of December 31, 2017, we owned more than 1,200 properties (including properties owned through investments in unconsolidated entities and properties classified as held for sale), consisting of seniors housing communities, MOBs, life science and innovation centers, inpatient rehabilitation facilities and long-term acute care facilities, health systems and skilled nursing facilities, and we had 14 properties under development, including four properties that are owned by unconsolidated real estate entities. Our company was originally founded in 1983 and is headquartered in Chicago, Illinois.

        We primarily invest in seniors housing and healthcare properties through acquisitions and lease our properties to unaffiliated tenants or operate them through independent third-party managers. As of December 31, 2017, we leased a total of 546 properties (excluding MOBs) to various healthcare operating companies under "triple-net" or "absolute-net" leases that obligate the tenants to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures.

        As of December 31, 2017, pursuant to long-term management agreements, we engaged independent operators, such as Atria Senior Living, Inc. and Sunrise Senior Living, LLC, to manage 297 seniors housing communities for us.

        Our three largest tenants, Brookdale Senior Living, Inc. (together with its subsidiaries, "Brookdale Senior Living"), Ardent Health Partners, LLC and Kindred Healthcare, Inc. leased from us 135 properties (excluding one property managed by Brookdale Senior Living pursuant to a long-term management agreement), 10 properties and 31 properties (excluding one MOB included within our office operations reportable business segment), respectively, as of December 31, 2017.

        Through our Lillibridge Healthcare Services, Inc. subsidiary and our ownership interest in PMB Real Estate Services LLC, we also provide MOB management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. In addition, from time to time, we make secured and non-mortgage loans and other investments relating to seniors housing and healthcare operators or properties.

        We aim to enhance shareholder value by delivering consistent, superior total returns through a strategy of: (1) generating reliable and growing cash flows; (2) maintaining a balanced, diversified portfolio of high-quality assets; and (3) preserving our financial strength, flexibility and liquidity.

        Our ability to access capital in a timely and cost-effective manner is critical to the success of our business strategy because it affects our ability to satisfy existing obligations, including the repayment of maturing indebtedness, and to make future investments. Factors such as general market conditions, interest rates, credit ratings on our securities, expectations of our potential future earnings and cash distributions, and the trading price of our common stock that are beyond our control and fluctuate over time all impact our access to and cost of external capital. For that reason, we generally attempt to match the long-term duration of our investments in real property with long-term financing through the issuance of shares of our common stock or the incurrence of long-term fixed rate debt.

        Our principal executive offices are located at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654, and our telephone number is (877) 483-6827. We maintain a website on the Internet at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included herein as an inactive textual reference only.

Ventas Realty

        Ventas Realty is a wholly owned direct subsidiary of Ventas, Inc. and a limited partnership organized under the laws of the State of Delaware.

 RISK FACTORS

        Our business, operations and financial condition are subject to various risks. Before you invest in our securities, you should carefully read and consider:

  •
  the risks described in Ventas' Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein; and

  •
  any risks described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, including to fund future acquisitions and investments and to repay indebtedness outstanding under our unsecured credit facility, term loans or other debt. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest such proceeds in short-term investments, including repurchase agreements, some or all of which may not have an investment grade rating.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratios of (i) earnings to fixed charges and (ii) earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. We do not currently have any preferred stock outstanding.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(1)	2.30x	2.24x	2.01x	2.20x	2.45x
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	2.30x	2.24x	2.01x	2.20x	2.45x

(1)
For this ratio, earnings consist of income before loss/income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and non-controlling interest, plus fixed charges (excluding capitalized interest) and distributions from unconsolidated entities. Fixed charges consist of interest expensed and capitalized.

(2)
For this ratio, earnings consist of income before loss/income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and non-controlling interest, plus fixed charges and preferred stock dividends (excluding capitalized interest) and distributions from unconsolidated entities. Fixed charges and preferred stock dividends consist of interest expensed and capitalized, plus preferred stock dividends.

 DESCRIPTION OF VENTAS, INC. COMMON STOCK

        This section describes the general terms and provisions of the common stock of Ventas, Inc. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Ventas, Inc.'s Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Ventas, Inc.'s Fifth Amended and Restated Bylaws, as amended (the "Bylaws"), each of which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the Certificate of Incorporation and Bylaws for additional information before you purchase any shares of Ventas, Inc. common stock.

General

        The Certificate of Incorporation authorizes Ventas, Inc. to issue up to 600,000,000 shares of its common stock, par value $0.25 per share. As of January 31, 2018, 356,185,981 shares of Ventas, Inc. common stock were issued and outstanding.

        All shares of common stock offered hereby, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of capital stock and to certain provisions of the Certificate of Incorporation, holders of shares of Ventas, Inc. common stock are entitled to receive distributions if, as and when authorized and declared by Ventas, Inc.'s Board of Directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities. We currently expect to continue to make quarterly distributions, and from time to time we may make additional distributions.

        Holders of shares of Ventas, Inc. common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Holders of shares of Ventas, Inc. common stock have no conversion, sinking fund, redemption or preemptive rights. Subject to certain provisions of the Certificate of Incorporation, shares of Ventas, Inc. common stock have equal distribution, liquidation and other rights.

Restrictions on Ownership and Transfer

        In order to preserve its ability to maintain its REIT status, Ventas, Inc.'s Certificate of Incorporation provides that if a person acquires beneficial ownership of more than 9%, in number or value, of the outstanding shares of Ventas, Inc. common stock, the shares that are beneficially owned in excess of such 9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by Ventas, Inc.'s Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. Ventas, Inc. has the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares, or (2) the market price on the date Ventas, Inc. buys the shares, and Ventas, Inc. may defer payment of the purchase price for up to five years. If Ventas, Inc. does not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of Ventas, Inc.'s Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original purchase price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. Ventas, Inc.'s Board of Directors may grant waivers from the excess share limitations.

DESCRIPTION OF VENTAS, INC. PREFERRED STOCK

        This section describes the general terms and provisions of the preferred stock of Ventas, Inc. The prospectus supplement relating to any offering of preferred stock, or other securities convertible into or exchangeable or exercisable for preferred stock, will describe more specific terms of the preferred stock being offered, including the designation of the series, the number of shares offered, the initial offering price and any voting, dividend and liquidation preference rights, and any general terms described in this section that will not apply to those shares of preferred stock.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation and the certificate of designation relating to the applicable series of preferred stock that we will file with the SEC, each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the Certificate of Incorporation and such certificate of designation for additional information before you buy any shares of Ventas, Inc. preferred stock.

General

        The Certificate of Incorporation authorizes Ventas, Inc. to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. As of January 31, 2018, no shares of Ventas, Inc. preferred stock were issued or outstanding.

        Ventas, Inc.'s Board of Directors has authority, without the approval of stockholders, to issue preferred stock in one or more series having the powers, preferences and other rights as it may determine from time to time. Any shares of Ventas, Inc. preferred stock that Ventas, Inc. offers and sells under this prospectus will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of preferred stock being offered for the specific terms of the series, including some or all of the following:

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  the description of the shares of preferred stock;

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  the number of shares of preferred stock offered;

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  the voting rights, if any, of the holders of the shares of preferred stock;

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  the offering price of the shares of preferred stock;

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  the distribution rate on the shares of preferred stock, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

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  the date from which distributions on the shares of preferred stock shall accumulate;

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  the provision, if any, for auctioning or remarketing of the shares of preferred stock;

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  the provision, if any, for redemption of, or a sinking fund with respect to, the shares of preferred stock;

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  the liquidation preference per share of preferred stock;

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  any listing of the shares of preferred stock on a securities exchange;

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  whether the shares of preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange rate or the manner of determining it;

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  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Ventas, Inc. Depositary Shares;"

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  the U.S. federal income tax consequences of owning the shares of preferred stock;

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  the relative ranking and preferences of the shares of preferred stock as to distribution and liquidation rights;

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  any limitations on issuance of any shares of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution and liquidation rights;

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  any limitations on direct or beneficial ownership and restrictions on transfer of the shares of preferred stock, in each case as may be appropriate to preserve our status as a REIT; and

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  any other terms of the preferred stock.

        As described under "Description of Ventas, Inc. Depositary Shares," Ventas, Inc. may, at its option, elect to offer depositary shares evidenced by depositary receipts. If Ventas, Inc. elects to so offer, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Ranking

        Unless Ventas, Inc.'s Board of Directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that any shares of Ventas, Inc. preferred stock will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all shares of Ventas, Inc. common stock.

Dividends

        Holders of shares of Ventas, Inc. preferred stock of each series will be entitled to receive dividends at the rates and on the dates shown in the applicable prospectus supplement if, as and when authorized and declared by Ventas, Inc.'s Board of Directors out of assets legally available therefor. Ventas, Inc. will pay each dividend to holders of record as they appear on its share transfer books on the record dates fixed by its Board of Directors. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary referred to under "Description of Ventas, Inc. Depositary Shares" will determine the persons to whom dividends are payable.

        Dividends on any series of Ventas, Inc. preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative dividends will be cumulative from and after the date shown in the applicable prospectus supplement. If Ventas, Inc.'s Board of Directors fails to authorize a dividend on any applicable series that is noncumulative, the holders will have no right to receive, and Ventas, Inc. will have no obligation to pay, a dividend in respect of the applicable dividend period, whether or not dividends on that series are declared payable in the future.

        If the applicable series is entitled to a cumulative dividend, Ventas, Inc. may not declare, or pay or set aside for payment, a dividend on any other series of preferred stock ranking, as to dividends, on a parity with or junior to the applicable series, unless it declares, and either pays or sets aside for payment, full cumulative dividends on the applicable series for all past dividend periods. If the applicable series does not have a cumulative dividend, Ventas, Inc. must declare, and pay or set aside for payment, full dividends for the then current dividend period only. When dividends are not paid, or set aside for payment, in full on any applicable series and the shares of any other series ranking on a parity as to dividends with the applicable series, Ventas, Inc. must declare, and pay or set aside for payment, all dividends upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid dividends of the several series. For these purposes, accrued and unpaid dividends do not include unpaid dividend periods on noncumulative shares of preferred stock. No interest will be payable in respect of any dividend payment that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless Ventas, Inc. declares, and pays or sets aside for payment, full cumulative dividends for all past dividend periods on any applicable series entitled to a cumulative dividend, it may not declare, or pay or set aside for payment, any dividends on common stock or any other equity securities ranking junior to or on a parity with the applicable series as to dividends or upon liquidation. The foregoing restriction does not apply to dividends paid in common stock or other equity securities ranking junior to the applicable series as to dividends and upon liquidation. If the applicable series does not have cumulative dividends, Ventas, Inc. must declare, and pay or set aside for payment, only the dividend for the then current period before declaring dividends on shares of common stock or junior or parity securities. In addition, under the circumstances in which Ventas, Inc. could not declare a dividend, it may not redeem, purchase or otherwise acquire for any consideration any shares of common stock or other parity or junior equity securities, except upon conversion into or exchange for shares of common stock or other junior equity securities. Ventas, Inc. may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

        Ventas, Inc. will credit any dividend payment made on an applicable series first against the earliest accrued but unpaid dividend due with respect to the series.

Redemption

        Ventas, Inc. may have the right or may be required to redeem the applicable series, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If the applicable series is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares Ventas, Inc. is required to redeem, when the redemption starts, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for the applicable series is payable only from the net proceeds of an issuance of capital stock, the terms of the applicable series may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any such issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock will automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

        The applicable prospectus supplement will describe the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of shares of Ventas, Inc. common stock or any other shares of capital stock ranking junior to the applicable series in the distribution of assets upon liquidation, the holders of that series will be entitled to receive, out of assets legally available therefor, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all accrued and unpaid distributions. If the applicable series does not have a cumulative dividend, accrued and unpaid dividends include only the then current dividend period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of the applicable series will have no right or claim to any of Ventas, Inc.'s remaining assets, and Ventas, Inc.'s remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the applicable series upon liquidation, according to their rights and preferences.

        If, upon any voluntary or involuntary liquidation, Ventas, Inc.'s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series and the corresponding amounts payable on all shares of capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of capital stock will share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

Voting Rights

        Holders of shares of the applicable series will not have any voting rights, except as otherwise from time to time required by law or as specified in the applicable prospectus supplement.

        As more fully described under "Description of Ventas, Inc. Depositary Shares" below, if Ventas, Inc. elects to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or Ventas, Inc. may require you to, convert shares of the applicable series into shares of common stock or any other class or series of shares of capital stock. The terms will include the number of shares of common stock or other securities into which the shares of the applicable series are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at Ventas, Inc.'s option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the applicable series.

Our Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which Ventas, Inc. may require you to exchange shares of the applicable series for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

Restrictions on Ownership and Transfer

        In order to preserve its ability to maintain its REIT status, Ventas, Inc.'s Certificate of Incorporation provides that if a person acquires beneficial ownership of more than 9.9%, in number or value, of the outstanding shares of Ventas, Inc. preferred stock, the shares that are beneficially owned in excess of such 9.9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by Ventas, Inc.'s Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. Ventas, Inc. has the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares, or (2) the market price on the date Ventas, Inc. buys the shares, and Ventas, Inc. may defer payment of the purchase price for up to five years. If Ventas, Inc. does not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of Ventas, Inc.'s Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original purchase price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. Ventas, Inc.'s Board of Directors may grant waivers from the excess share limitations.

DESCRIPTION OF VENTAS, INC. DEPOSITARY SHARES

        This section describes the general terms and provisions of shares of preferred stock of Ventas, Inc. represented by depositary shares. The prospectus supplement relating to an offering of depositary shares will describe more specific terms of the depositary shares being offered, including the number of shares offered, the initial offering price and the powers, preferences and other rights of the underlying preferred stock and any general terms outlined in this section that will not apply to those depositary shares.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable deposit agreement (including the depositary receipt), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the form of deposit agreement (including the depositary receipt) for additional information before you buy any Ventas, Inc. depositary shares.

General

        Ventas, Inc. may, at its option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If Ventas, Inc. exercises this option, it will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between Ventas, Inc. and the depositary. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of Ventas, Inc. preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

        The depositary will be required to distribute all dividends and other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, the depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with Ventas, Inc.'s approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        Depositary shares that represent shares of preferred stock that have been converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

        You may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the number of depositary shares that you surrender exceeds the number of depositary shares that represent the number of whole shares of preferred stock that you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

        If Ventas, Inc. redeems shares of the applicable series of preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the applicable series of preferred stock, and the redemption date for depositary shares will be the same as that of the preferred stock. If Ventas, Inc. has elected to redeem less than all of the depositary shares, the depositary will select the depositary shares for redemption by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Underlying Shares of Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable series of preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary as to how to vote the shares of preferred stock represented by the holder's depositary shares. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares of preferred stock represented by your depositary shares as you instruct. Ventas, Inc. will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote, the depositary will abstain from voting the shares of preferred stock represented by your depositary shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Liquidation Preference

        Upon Ventas, Inc.'s voluntary or involuntary liquidation, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of Ventas, Inc. preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

        The depositary shares will not themselves be convertible into or exchangeable for shares of Ventas, Inc.'s common stock or preferred stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions for the depositary to instruct Ventas, Inc. to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, Ventas, Inc. may require you to surrender all of your depositary receipts to the applicable depositary upon requiring the conversion or exchange of the preferred stock represented by the depositary shares into debt securities. Ventas, Inc. will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, it will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you convert less than all of your depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Amendment and Termination of a Deposit Agreement

        Ventas, Inc. and the applicable depositary are permitted to amend the provisions of depositary receipts and any deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by Ventas, Inc. upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) holders of depositary shares representing a majority of each series of preferred stock affected by the termination consent to the termination. If either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock that are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

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  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the applicable series of preferred stock in connection with a liquidation of Ventas, Inc. and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the Ventas, Inc. preferred stock; or

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  each share of the applicable series of preferred stock has been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of the depositary for any duties the holders request to be performed that are outside those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to Ventas, Inc. notice of its election to do so. In addition, Ventas, Inc. may at any time remove a depositary. Any resignation or removal will take effect when Ventas, Inc. appoints a successor depositary and it accepts the appointment. Ventas, Inc. must appoint a successor depositary within 60 days after delivery of a notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary receipts any reports and communications it receives from Ventas, Inc. with respect to the related shares of preferred stock. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice.

        Neither Ventas, Inc. nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Ventas, Inc.'s obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither Ventas, Inc. nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. Ventas, Inc. and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and Ventas, Inc., on the other hand, the depositary will be entitled to act on the claims, requests or instructions received from us.

 DESCRIPTION OF VENTAS, INC. WARRANTS

        This section describes the general terms and provisions of warrants of Ventas, Inc. The prospectus supplement relating to an offering of the warrants will describe more specific terms of the warrants being offered, including the number of warrants offered, the initial offering price and the terms of the underlying securities and any general terms outlined in this section that will not apply to those warrants.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement (including the warrant certificate), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the form of warrant agreement (including the warrant certificate) for additional information before you buy any Ventas, Inc. warrants.

        Ventas, Inc. may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to Ventas, Inc., or to receive from Ventas, Inc., the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. Ventas, Inc. will enter into a warrant agreement governing the issuance of the warrants with a warrant agent, who will act solely as its agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the terms of each series of warrants being offered, including some or all of the following:

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  the offering price of the warrants;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price of the warrants, the procedures for exercise and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  the U.S. federal income tax consequences of owning the warrants;

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  the rights, if any, that Ventas, Inc. has to redeem the warrants;

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  the name of the warrant agent; and

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  any other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

        Ventas, Inc. and the applicable warrant agent may amend or supplement the warrant agreement without the consent of the affected holders of warrants to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable series of warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The applicable prospectus supplement may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities of Ventas Realty and the debt securities of Ventas, Inc. For purposes hereof, references to the issuer means either Ventas Realty or Ventas, Inc., as applicable. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered, including the designation of the series, the aggregate principal amount being offered, the initial offering price, the interest rate and any redemption, purchase or conversion rights and any general terms described in this section that will not apply to those debt securities.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable base indenture referred to below and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the applicable base indenture and supplemental indenture (including the applicable form of debt security) for additional information before you buy any debt securities of the issuer.

        The debt securities will be direct unsecured general obligations of the issuer and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities may be senior or subordinated and will be issued under one or more indentures among the issuer and the guarantor, if any, named therein, and U.S. Bank National Association, as the initial trustee, which we refer to herein as base indentures. The base indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder.

        Senior debt securities will be issued under a senior indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer or a duly authorized committee thereof. Subordinated debt securities will be issued under a subordinated indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer or a duly authorized committee thereof. In this prospectus, we refer to the senior indenture and the subordinated indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities), collectively, as the indentures. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

General

        Each indenture provides that there may be more than one trustee with respect to one or more series of debt securities under that indenture. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to such series.

        If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of the trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by a trustee only with respect to the one or more series of debt securities for which it is trustee.

        The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:

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  the title of the debt securities;

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  the issuer of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the purchase price of the debt securities, expressed as a percentage of the principal amount;

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  the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

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  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

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  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

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  if the issuer will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

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  the terms and conditions of any sinking fund or any similar provisions obligating the issuer or permitting a holder to require the issuer to redeem or purchase all or any portion of the debt securities prior to final maturity;

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  the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars and the manner of determining the equivalent of those amounts in U.S. dollars;

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  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

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  any additions or changes to the events of default in the applicable base indenture;

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  the portion of the principal of the debt securities payable upon acceleration of maturity, if other than the entire principal amount;

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  any additions or changes with respect to the other covenants in the applicable base indenture;

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  the terms and conditions, if any, upon which the debt securities may be convertible into common stock;

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  whether the debt securities will be issued in certificated or book-entry form and, if the latter, the securities depositary;

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  whether the debt securities will be issued in denominations other than $1,000 and any integral multiple of $1,000;

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  the applicability of the defeasance and covenant defeasance provisions of the applicable base indenture;

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  the guarantor, if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor, if any;

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  the trustee for that series of debt securities, if other than U.S. Bank National Association;

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  the U.S. federal income tax consequences of owning the debt securities; and

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  any other terms of the debt securities consistent with the provisions of the applicable base indenture.

        Debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities may be described in the applicable prospectus supplement.

        Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.

Certificated Debt Securities

        Except as otherwise provided in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities, but the issuer may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with the depositary identified in the applicable prospectus supplement, which will keep a computerized record of its participants (for example, brokers) whose clients have purchased the debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless a global security is exchanged in whole or in part for debt securities in certificated form, it may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

        Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York ("DTC") will act as depositary for each series of global securities, and DTC will register the global securities in the name of its nominee, Cede & Co. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

        DTC has provided the following information to us. DTC, the world's largest securities depository, is a:

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  limited purpose trust company organized under the New York Banking Law;

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  "banking organization" within the meaning of the New York Banking Law;

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  member of the Federal Reserve System;

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  "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and

Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has a Standard & Poor's rating of AA+. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. The issuer and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, the issuer, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. DTC's practice is to credit direct participants' accounts upon receipt of any payment of principal or interest on the payment date in accordance with their respective holdings of beneficial interests in the global securities as shown on DTC's records. Payments by direct and indirect participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary;

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  DTC ceases to be a registered clearing agency and a successor depositary is not appointed by us within 120 days; or

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  we determine not to require all of the debt securities of a series to be represented by a global security and notify the applicable trustee of our decision.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Merger Covenant

        Pursuant to the terms of each indenture, Ventas, Inc. may not, directly or indirectly: (1) consolidate or merge with or into another person or entity, or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its subsidiaries taken as a whole, in one or more related transactions, to another person or entity, unless:

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  either (a) Ventas, Inc. is the surviving corporation or (b) the person or entity formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

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  the person or entity formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of Ventas, Inc.'s obligations under the applicable debt securities and the applicable indenture pursuant to agreements reasonably satisfactory to the trustee; and

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  immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of Ventas, Inc. or any subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no default or event of default exists under the applicable indenture.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of Ventas, Inc. in accordance with the foregoing provisions, the successor person or entity formed by such consolidation or into which Ventas, Inc. is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of, Ventas, Inc. under the applicable indenture with the same effect as if such successor initially had been named as Ventas, Inc. therein. When a successor assumes all the obligations of its predecessor under the applicable indenture and the applicable debt securities following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor will be released from those obligations.

        The foregoing restrictions will not apply to: (1) a sale, assignment, transfer, conveyance or other disposition of assets between or among Ventas, Inc. and its subsidiaries; (2) a sale or transfer of assets from a guarantor to the issuer; or (3) the consolidation or merger of a guarantor with or into the issuer.

Events of Default, Notice and Waiver

        Each indenture provides that the following are events of default with respect to any series of debt securities issued thereunder, unless the applicable prospectus supplement states otherwise:

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  default by Ventas, Inc. or its subsidiaries for 30 days in the payment of any interest on any debt security of that series;

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  default by Ventas, Inc. or its subsidiaries in the payment of the principal or premium, if any, on any debt security of that series when due and payable;

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  default by Ventas, Inc. or its subsidiaries in the making of any sinking fund payment required for any debt security of that series when due;

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  breach by Ventas, Inc. or its subsidiaries of any other term of that indenture for 60 days after receipt of notice of default stating they are in breach (either the applicable trustee or the holders of more than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

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  default under any other indebtedness of Ventas, Inc. or its subsidiaries in an aggregate principal amount exceeding $100.0 million after any applicable grace period, which default results in the acceleration of the maturity of such indebtedness and where that indebtedness is not discharged or that acceleration is not rescinded or annulled within ten days after receipt of written notice specifying the default (either the applicable trustee or the holders of more than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

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  certain events of bankruptcy, insolvency or reorganization of Ventas, Inc. or its significant subsidiaries;

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  the cessation of any guarantee of the debt securities of that series to be in full force and effect or the disaffirmance or denial by any guarantor of its obligations with respect to any guarantee of the debt securities; and

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  any other event of default provided with respect to the debt securities of that series and described in the applicable prospectus supplement.

        The applicable trustee will be required to give notice to the holders of the applicable debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The applicable trustee may withhold notice to the holders of the applicable debt securities of any default, except a default in the payment of the principal of, premium or additional amounts, if any, or interest on the applicable debt securities, if specified responsible officers of the applicable trustee in good faith determine that withholding the notice is in the interest of the holders.

        If an event of default with respect to the applicable debt securities has occurred and has not been cured, either the applicable trustee or the holders of at least 25% in principal amount of the applicable debt securities then outstanding may declare the entire principal amount of the applicable debt securities to be due and immediately payable by written notice to Ventas, Inc., the issuer and the applicable trustee. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all outstanding debt securities will be automatically accelerated, without any action by the applicable trustee or any holder. At any time after the applicable trustee or the holders have accelerated the applicable debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the applicable debt securities then outstanding may, under certain circumstances, rescind and annul such acceleration.

        Holders of a majority in principal amount of outstanding debt securities of any series may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities that are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default.

        Except in cases of default, where a trustee has some special duties, the applicable trustee is not required to take any action under the applicable indenture at the request of any holders of applicable debt securities unless such holders offer the applicable trustee satisfactory protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the applicable debt securities then outstanding may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the applicable trustee. These majority holders may also direct the applicable trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before a holder bypasses the applicable trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the applicable debt securities, the following must occur:

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  the holder must give the applicable trustee written notice that an event of default with respect to the applicable debt securities has occurred and remains uncured;

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  the holders of at least a majority in principal amount of all applicable debt securities outstanding must make a written request that the applicable trustee take action because of the default, and must offer reasonable indemnity to the applicable trustee against the cost and other liabilities of taking that action;

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  the applicable trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

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  the holders of at least a majority in principal amount of all applicable debt securities outstanding must not have given the applicable trustee a direction inconsistent with such request within such 60-day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any debt security after its due date.

        Within 120 days after the end of each fiscal year, Ventas, Inc. and the guarantor, if any, will furnish to the applicable trustee a written statement by certain of Ventas, Inc.'s officers certifying that, to their knowledge, Ventas, Inc. is in compliance with the applicable indenture and the applicable debt securities, or otherwise specifying any default.

Modification of the Indentures

        Except as provided in the next two succeeding paragraphs, each indenture and/or the applicable debt securities may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding issued under the applicable indenture affected by such amendment or supplement, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities), and any existing default, event of default (other than a default or event of default with respect to the payment of the principal of, or premium or additional amounts, if any, or interest on, the applicable debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the applicable indenture or the applicable debt securities may be waived with the consent of the holders of a majority in principal amount of the debt securities then outstanding issued under the applicable indenture affected thereby, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable debt securities).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

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  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the principal amount, or change the fixed maturity, of any debt security, reduce the rate of, or change the time for payment of, interest or any premium on any debt security or alter the provisions with respect to the redemption thereof (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption must be mailed to holders of such debt securities, which may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the debt securities then outstanding);

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  reduce the rate of or change the time for payment of interest on any debt security, the payment of any sinking fund or analogous obligation, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of such security;

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  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity;

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  waive a default or event of default in the payment of principal of, or interest or premium, or additional amounts, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default that resulted from such acceleration);

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  make a debt security payable in a currency, currencies or currency unit(s) other than the currency stated in such debt security;

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  make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, or additional amounts, if any, on such debt securities;

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  release any guarantor from any of its obligations under its guarantee of the debt securities or the applicable indenture except in accordance with the terms of such indenture;

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  impair the rights of holders of the debt securities to convert their securities, if convertible, upon the terms established pursuant to or in accordance with the provisions of the applicable indenture;

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  waive a redemption payment with respect to any debt security; or

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  make any change in the amendment and waiver provisions set forth above.

        Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.

        Notwithstanding the preceding, without the consent of any holder of debt securities, the indentures and the applicable debt securities issued thereunder may be amended or supplemented to:

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  cure any ambiguity, defect or inconsistency;

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  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  provide for the assumption of the obligations of the issuer to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of the assets of the issuer;

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  add to the covenants of the issuer for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of the debt securities of that series);

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  add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of the debt securities of that series); provided, however, that in respect of any such additional events of default, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults), may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of that or those series of debt securities to which such additional events of default apply to waive such default;

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  add to, change or eliminate any of the provisions of an indenture, so long as any such addition not otherwise permitted under the applicable indenture shall (i) neither apply to any Securities of any series created prior to the execution of such amendment or supplement and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (ii) become effective only when there is no such Security outstanding;

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  establish the form or terms of debt securities of any series as permitted by the applicable indenture, including the provisions and procedures relating to debt securities convertible into Ventas, Inc. common stock;

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  evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

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  evidence the succession of another entity to Ventas, Inc. and the assumption by the successor of the covenants of Ventas, Inc. contained in the applicable indenture;

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  supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant thereto, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities in any material respect;

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  add additional guarantees with respect to the applicable debt securities;

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  secure the applicable debt securities;

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  make any other change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder;

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  comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act;

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  with respect to any series of debt securities, to conform the text of such series of debt securities or the indenture applicable thereto to any provision of the "Description of the Notes," "Description of Notes" or "Description of Debt Securities" sections of the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such series of debt securities, to the extent that such provision was intended to be a verbatim recitation of a provision of such series of debt securities or the indenture applicable thereto; or

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  to provide for the issuance of additional debt securities as permitted by the applicable indenture.

Defeasance and Covenant Defeasance

        When the issuer establishes a series of debt securities, it may provide that the debt securities of that series are subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, the issuer may elect either:

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  to defease and, together with the guarantor (if any), be legally released from, subject to some limitations, all of their respective obligations with respect to the debt securities of that series; or

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  to be released from the obligations to comply with specified covenants and eliminate certain events of default relating to the debt securities of that series as described in the applicable prospectus supplement.

        To effect defeasance or covenant defeasance, the issuer must irrevocably deposit in trust with the applicable trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and any mandatory sinking fund or analogous payments on the debt securities of that series.

        Upon such defeasance, the issuer will not be released from obligations:

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  to pay additional amounts, if any, on the debt securities of that series upon the occurrence of some events;

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  to register the transfer or exchange of the debt securities of that series;

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  to replace some of the debt securities of that series;

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  to maintain an office relating to the debt securities of that series; or

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  to hold moneys for payment in trust.

        To establish such a trust, the issuer must, among other things, deliver to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series:

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  will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

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  will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the Internal Revenue Service (the "IRS") or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

        Government obligations generally mean securities which are:

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  direct obligations of the U.S. or of the government that issued the foreign currency in which the applicable debt securities are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

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  obligations of an agency or instrumentality of the U.S. or of the government that issued the foreign currency in which the applicable debt securities are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

        If the issuer effects covenant defeasance with respect to the debt securities of any series, the amount on deposit with the applicable trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer has not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to the issuer and the guarantor, if any, for repayment of any shortfall.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Ranking

        Each series of senior debt securities will constitute senior indebtedness and will rank equally with each other series of senior debt securities and other senior indebtedness and senior to all subordinated indebtedness, including, but not limited to, all subordinated debt securities. Each series of subordinated debt securities will constitute subordinated indebtedness and will rank equally with each other series of subordinated debt securities but subordinate to all senior indebtedness.

        Payments on the subordinated debt securities will be subordinated to the senior indebtedness of the issuer and the guarantor, if any, described under "Guarantees" below, whether outstanding on the date of the subordinated indenture or incurred after that date. As of December 31, 2017, we had $7.6 billion of outstanding senior indebtedness (excluding unamortized fair value adjustment and unamortized discounts). The prospectus supplement relating to each issuance of subordinated debt securities will specify the aggregate amount of our outstanding indebtedness as of the most recent practicable date that would rank senior to the subordinated debt securities.

        If any of the following events occur, the holders of senior indebtedness must receive payment of the full amount due on the senior indebtedness, or that payment must be duly provided for, before the issuer may make payments on the subordinated debt securities:

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  any distribution of our assets upon our liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described above under "—Merger Covenant";

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  the occurrence and continuation of a payment default on any senior indebtedness; or

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  a declaration of the principal of any series of subordinated debt securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

        However, if the event is the acceleration of any series of subordinated debt securities, only the holders of senior indebtedness outstanding at the time of the acceleration of those subordinated debt securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before the issuer makes payments on the subordinated debt securities.

        As a result of the subordination provisions, some of our general creditors, including holders of senior indebtedness, may recover more, ratably, than the holders of the subordinated debt securities in the event of insolvency.

        For purposes of the subordinated indenture, "senior indebtedness" of the issuer and any guarantor means the following indebtedness and obligations:

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  the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

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  purchase money and similar obligations;

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  obligations under capital leases;

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  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the issuer or the guarantor, if any, are responsible for the payment of, the indebtedness of others;

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  renewals, extensions and refundings of the foregoing indebtedness;

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  interest or obligations in respect of the foregoing indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

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  obligations associated with derivative products.

        However, indebtedness and obligations do not constitute senior indebtedness if the instrument by which the issuer or the guarantor becomes obligated for that indebtedness or those obligations expressly provides that indebtedness or those obligations are junior in right of payment to any other indebtedness or obligations of the issuer or the guarantor, as applicable.

Convertible Debt Securities

        Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to debt securities of Ventas, Inc. that will be convertible into shares of Ventas, Inc. common stock.

        Each holder of unredeemed convertible debt securities may, at any time during the period specified in the applicable prospectus supplement, convert those convertible debt securities into shares of Ventas, Inc. common stock. The conversion price or rate for each $1,000 principal amount of convertible debt securities will be specified in the applicable prospectus supplement. The holder of a convertible debt security may convert only a portion of the convertible debt security that is $1,000 principal amount or any integral multiple of $1,000. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon receipt of written notice of the holder's exercise of that option.

        The conversion price or rate may be subject to adjustment in certain events, as specified in the applicable indenture, including:

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  the issuance of shares of Ventas, Inc. common stock as a dividend on the common stock;

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  subdivisions and combinations of Ventas, Inc. common stock;

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  the issuance to all holders of Ventas, Inc. common stock of rights or warrants entitling such holders for a period not exceeding 45 days to subscribe for or purchase shares of common stock at a price per share less than its then current per share market price; and

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  the distribution to all holders of Ventas, Inc. common stock of (i) shares of Ventas, Inc. capital stock, other than common stock, (ii) evidence of Ventas, Inc. indebtedness or assets excluding cash dividends or distributions paid from its retained earnings or (iii) subscription rights or warrants other than those referred to above.

        However, Ventas, Inc. will not be required to make any adjustment of the conversion price or rate of less than 1%. Fractional shares of common stock will not be issued upon conversion. In lieu of fractional shares, Ventas, Inc. will pay a cash adjustment. Unless otherwise specified in the applicable prospectus supplement, debt securities surrendered for conversion between any record date for an interest payment and the related interest payment date must be accompanied by payment of an amount in cash equal to the interest payment on the surrendered debt security. However, that payment does not have to accompany debt securities surrendered for conversion if those debt securities have been called for redemption during that period. Furthermore, upon conversion of any original issue discount security, the fixed number of shares of common stock into which such original issue discount security is convertible will first be applied to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of the original issue discount security, and, second, to the portion attributable to the balance of the principal amount of such debt securities.

Guarantees

        If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by Ventas, Inc. or Ventas Realty, then the debt securities will be fully and unconditionally guaranteed by Ventas, Inc. or Ventas Realty, as applicable. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer. The guarantees will be general obligations of each guarantor. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. Ventas, Inc. is the guarantor under the indentures governing all of Ventas Realty's existing senior notes, including those co-issued with Ventas Capital Corporation ("Ventas Capital"). Ventas Capital is a wholly-owned subsidiary of Ventas Realty organized under the laws of the State of Delaware for the purpose of serving as co-issuer with Ventas Realty of certain previously issued debt securities. Ventas Capital has no assets or operations and will not be a co-issuer to any debt securities that may be offered pursuant to this prospectus and any applicable prospectus supplement.

        The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which a guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership or disposition of our capital stock or debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock and depositary shares) may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to "we," "our" and "us" mean only Ventas, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

  •
  the Internal Revenue Code of 1986, as amended (the "Code");

  •
  current, temporary and proposed Treasury Regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  administrative interpretations and practices of the IRS; and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the acquisition, ownership or disposition of our capital stock or debt securities, or our election to be taxed as a REIT.

        You are urged to consult your tax advisor regarding the tax consequences to you of:

  •
  the acquisition, ownership and disposition of our capital stock or debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

  •
  our election to be taxed as a REIT for U.S. federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Taxation of Our Company

General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1999. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify" for potential tax consequences if we fail to qualify as a REIT.

        Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ending December 31, 2013, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

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  First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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  Second, if we have (1) net income from the sale or other disposition of "foreclosure property" held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See "—Foreclosure Property."

  •
  Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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  Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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  Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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  Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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  Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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  Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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  Ninth, our subsidiaries that are C corporations, including our "taxable REIT subsidiaries" described below, generally will be required to pay U.S. federal corporate income tax on their earnings.

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  Tenth, we will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions," "excess interest" or "redetermined TRS service income," as described below under "—Penalty Tax." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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  Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

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  Twelfth, if we fail to comply with the requirement to send annual demand letters to our stockholders holding at least a certain percentage of our stock, as determined by Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

        We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

        From time to time we may own properties in other countries which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.

Requirements for Qualification as a REIT

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading "Description of Ventas, Inc. Common Stock—Restrictions on Ownership and Transfer" and "Description of Ventas, Inc. Preferred Stock—Restrictions on Ownership and Transfer." These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "—Failure to Qualify."

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

        In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we directly or indirectly own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in "—Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies."

        We generally have control of most of the subsidiary partnerships and limited liability companies in which we own an interest and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock and do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A qualified

REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

Ownership of Interests in Taxable REIT Subsidiaries

        We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care properties, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT's ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See "—Asset Tests." For taxable years beginning after December 31, 2017, taxpayers are subject to a 30% limitation on their ability to deduct net business interest, subject to certain exceptions. See "—Annual Distribution Requirements." While not clear, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Ownership of Interests in Subsidiary REITs

        We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a "Subsidiary REIT"). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT could become subject to U.S. federal income tax or could become a qualified REIT subsidiary and (ii) the Subsidiary REIT's failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including "rents from real property," dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

  •
  The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

  •
  Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

  •
  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property." To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

  •
  We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property."

        A substantial portion of our rental income is derived from leases of health care properties to our taxable REIT subsidiaries. In order for the rent payable under each of these leases to constitute "rents from real property," each lease must be respected as a true lease for U.S. federal income tax purposes and must not be treated as a service contract, joint venture, or some other type of arrangement. We believe that each such lease is a true lease for U.S. federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the IRS will not successfully assert a contrary position. If any lease is not respected as a true lease, part or all of the payments that we receive as rent from our taxable REIT subsidiary with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we may not be able to satisfy either the 75% or 95% gross income test and, as a result, could fail to qualify as a REIT.

        Also, as described above, our taxable REIT subsidiaries may not operate or manage a health care property or provide rights to any brand name under which any health care property is operated. However, rents we receive from a lease of a health care property to our taxable REIT subsidiary will constitute "rents from real property" if the following conditions are satisfied:

  •
  First, the health care property must be a "qualified health care property." A qualified health care property is any real property (including interests therein), and any personal property incident to such real property, which is (or is necessary or incidental to the use of) a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in Medicare with respect to such facility; and

  •
  Second, the health care property must be managed by an "eligible independent contractor." An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified health care property for any person not related to us or any of our taxable REIT subsidiaries. For this purpose, an independent contractor means any person (i) that does not own (taking into account relevant attribution rules) more than 35% of our capital stock, and (ii) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of our capital stock owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest in the contractor.

        We believe each health care property that we lease to our taxable REIT subsidiaries is a qualified health care property, and each health care property manager engaged by our taxable REIT subsidiaries to manage each health care property is an eligible independent contractor. Furthermore, while we will monitor the activities of the eligible independent contractors to maximize the value of our health care property investments, neither we nor our taxable REIT subsidiary lessees will directly or indirectly operate or manage our health care properties. Thus, we believe that the rents we derive from our taxable REIT subsidiaries with respect to the leases of our health care properties will qualify as "rents from real property."

        We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term "hedging transaction," as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions will not be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        We have investments in several entities located outside the United States and from time to time may invest in additional entities or properties located outside the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.

        To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except to the extent the interest is paid on a loan that is adequately secured by real property).

        We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See "—Failure to Qualify" below. As discussed above in "—Taxation of Our Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income

        Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit any of the partnerships or limited liability companies in which we own an interest, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by us or our subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax

        Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Asset Tests

        At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

        Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

        Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We currently own the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

        Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

        The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership or limited liability company that owns such securities). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners' or members' interests in, a partnership or limited liability company in which we have an ownership interest. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of

(a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

        To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our REIT taxable income; and

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  90% of our after-tax net income, if any, from foreclosure property; minus

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  the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

        For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

        In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under "—General."

        For taxable years beginning after December 31, 2017, our deduction for net business interest expense will generally be limited to 30% of our taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we will be eligible to make this election. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made by us, provided we qualify as a "publicly offered REIT." We believe that we are, and expect we will continue to be, a "publicly offered REIT." To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

        Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

        For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

        We have net operating loss carryforwards that we may use (subject to certain limitations) to reduce our annual distribution requirements.

Like-Kind Exchanges

        We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited Through Merger or Acquisitions

        We may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) U.S. federal income tax on its taxable income at regular rates. Furthermore, after the merger or acquisition is effective, the asset and income tests will apply to all of our assets, including the assets we acquire from such REIT, and to all of our income, including the income derived from the assets we acquire from such REIT. As a result, the nature of the assets that we acquire from such REITs and the income we derive from those assets may have an effect on our tax status as a REIT.

Foreclosure Property

        The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from "foreclosure property," and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See "—Annual Distribution Requirements." This corporate tax would not apply to income that qualifies under the REIT 75% income test.

        Foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent). Foreclosure property treatment (other than for qualified health care property) is available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. Foreclosure property treatment for qualified health care property is available for an initial period of two years and may, in certain circumstances, be extended for an additional four years.

Failure to Qualify

        If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders, and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies

General

        From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships and limited liability companies, based on our capital interests in each such entity. See "—Taxation of Our Company."

Entity Classification

        Our interests in the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership" and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Our Company—Asset Tests" and "—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe that each of our partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

        A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties

        Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. Under Section 704(c) of the Code we could be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value. Such allocations might adversely affect our ability to comply with the REIT distribution requirements. See "—Taxation of Our Company—Requirements for Qualification as a REIT" and "—Annual Distribution Requirements."

        Any property acquired by a subsidiary partnership or limited liability company in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules

        The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how certain aspects of these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Department of the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Debt Securities

        The following discussion is a summary of the material U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities. This discussion is limited to holders who hold our capital stock or debt securities as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

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  U.S. expatriates and former citizens or long-term residents of the United States;

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  persons subject to the alternative minimum tax;

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  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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  persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  banks, insurance companies, and other financial institutions;

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  REITs or regulated investment companies;

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  brokers, dealers or traders in securities;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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  tax-exempt organizations or governmental organizations;

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  persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock being taken into account in an applicable financial statement;

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  persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code; and

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  persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of our capital stock or debt securities that, for U.S. federal income tax purposes, is or is treated as:

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  an individual who is a citizen or resident of the United States;

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  a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

        For purposes of this discussion, a "non-U.S. holder" is any beneficial owner of our capital stock or debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

Distributions Generally

        Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

        To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder's adjusted tax basis in such shares of stock. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        U.S. holders that receive taxable stock distributions, including distributions partially payable in our common stock and partially payable in cash, would be required to treat the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to certain exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our common stock generally is equal to the amount of cash that could have been received instead of the common stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the common stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such dividend income. A U.S. holder that receives common stock pursuant to such distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock as described above, and has a holding period in such common stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends

        Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders' long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as "capital gain dividends" by us to our stockholders.

Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

  •
  include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder's income as long-term capital gain;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations

        Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in "—Tax Rates" below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock

        Except as described below under "Redemption or Repurchase by Us," if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

  Redemption or Repurchase by Us

        A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under "—Distributions Generally") unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

  •
  is "substantially disproportionate" with respect to the U.S. holder;

  •
  results in a "complete redemption" of the U.S. holder's stock interest in us; or

  •
  is "not essentially equivalent to a dividend" with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

        In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Distributions Generally." A U.S. holder's adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder's remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.

        If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under "—Dispositions of Our Capital Stock."

Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain "capital gain dividends," generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as "capital gain dividends." U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026.

Taxation of Tax-Exempt Holders of Our Capital Stock

        Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Code. Generally, "debt-financed property" is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described above should be inapplicable to our holders.

However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

        The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally

        Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular graduated rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

        Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

  (1)
  a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

  (2)
  the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder's capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder's adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions to be treated as dividend income for certain non-U.S.

holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

        Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

  (1)
  the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

  (2)
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder's capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular graduated rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder's U.S. federal income tax liability. However, any distribution with respect to any class of stock that is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains

        Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock

        Except as described below under "—Redemption or Repurchase by Us," gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a "United States real property holding corporation," or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a "domestically controlled qualified investment entity," a person who at all applicable times holds less than 5% of a class of stock that is "regularly traded" is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a "domestically controlled qualified investment entity." Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a "domestically controlled qualified investment entity."

        Even if we do not qualify as a "domestically controlled qualified investment entity" at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

  (1)
  such class of capital stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

  (2)
  such non-U.S. holder owned, actually and constructively, 10% or less of such class of capital stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder's holding period.

        In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S.

holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder's capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is "regularly traded" and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

        If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not "regularly traded" on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us

        A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See "—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us." Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally." If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under "—Taxation of Non-U.S. Holders of Our Capital Stock—Sale of Our Capital Stock."

Taxation of Holders of Our Debt Securities

        The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

U.S. Holders

        Payments of Interest.    Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder's method of tax accounting for U.S. federal income tax purposes.

        Sale or Other Taxable Disposition.    A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will equal the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder's adjusted tax basis in the debt security. A U.S. holder's adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

        Payments of Interest.    Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

  •
  the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

  •
  the non-U.S. holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

  •
  either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the non-U.S. holder holds its debt security directly through a "qualified intermediary" (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

        If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

        If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

        Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        Sale or Other Taxable Disposition.    A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in "—Taxation of Holders of Our Debt Securities—Non-U.S. Holders—Payments of Interest") unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

  •
  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders

        A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

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  the holder fails to furnish the holder's taxpayer identification number, which for an individual is ordinarily his or her social security number;

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  the holder furnishes an incorrect taxpayer identification number;

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  the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

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  the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

        Payments of dividends on our capital stock or interest on our debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our capital stock or interest on our debt securities paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

        Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations, and capital gains from the sale or other disposition of stock or debt obligations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Other Tax Consequences

        State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities.

 PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement relating to any offering will set forth the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price or initial public offering price of the securities;

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  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale through Underwriters or Dealers

        If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, securities in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

        If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

        We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Remarketing Arrangements

        Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

 VALIDITY OF THE OFFERED SECURITIES

        Latham & Watkins LLP, Chicago, Illinois, will issue an opinion for Ventas and Ventas Realty regarding the legality of certain of the offered securities. In addition, Latham & Watkins LLP has issued an opinion to us regarding certain tax matters described herein under "Certain U.S. Federal Income Tax Considerations." Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel that will be named in the applicable prospectus supplement.

EXPERTS

        Our consolidated financial statements and schedules as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. For more information about the public reference room, call the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us. Ventas, Inc. is a publicly held corporation and its common stock is traded on the New York Stock Exchange under the symbol "VTR." Reports, proxy statements and other information that we file with the SEC can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included herein as an inactive textual reference only.

        We are incorporating by reference in this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We are incorporating by reference herein the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof until all of the securities offered hereby are sold:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 9, 2018;

  •
  our Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders, filed with the SEC on April 4, 2017 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016); and

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989), filed with the SEC on January 23, 1992, as amended.

        We do not incorporate by reference any information under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits, or in any document or other information that is deemed to have been "furnished" to and not "filed" with the SEC. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ventas, Inc.
Attention: Corporate Secretary
353 North Clark Street, Suite 3300
Chicago, Illinois 60654
(877) 483-6827

        No separate financial statements of Ventas Realty have been included herein. It is not expected that Ventas Realty will file reports, proxy statements or other information under the Exchange Act with the SEC.

        We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that included or incorporated by reference herein or in a prospectus supplement. If anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered hereby are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented herein does not extend to you. The information contained herein speaks only as of the date hereof unless the information specifically indicates that another date applies.

Ventas Realty, Limited Partnership

$650,000,000 3.000% Senior Notes due 2030

PROSPECTUS SUPPLEMENT

August 12, 2019

Joint Book-Running Managers

J.P. Morgan	Credit Agricole CIB
MUFG	Wells Fargo Securities

Senior Co-Managers

Barclays		BBVA
Credit Suisse	Mizuho Securities	PNC Capital Markets LLC
SMBC Nikko		UBS Investment Bank

Co-Managers

BB&T Capital Markets	BMO Capital Markets	BofA Merrill Lynch
Capital One Securities	Citigroup	Morgan Stanley
RBC Capital Markets	Scotiabank	TD Securities
BNP PARIBAS		Fifth Third Securities
BNY Mellon Capital Markets, LLC		Loop Capital Markets